                                                                Exhibit 4.2


                                                            EXECUTION COPY




                                  $150,000,000


                                CREDIT AGREEMENT


                                  dated as of
                                 March 31, 1994


                                     among


                         Morrison Knudsen Corporation,
                            a Delaware Corporation,


                         Morrison Knudsen Corporation,
                              an Ohio Corporation,


                            The Banks Listed Herein


                                      and


                   Morgan Guaranty Trust Company of New York,
                                    as Agent

                        TABLE OF CONTENTS*


                                                         Page
                                                         ----
                            ARTICLE I
                           DEFINITIONS


SECTION 1.01   Definitions . . . . . . . . . . . . . . .    1
        1.02   Accounting Terms and Determinations . . .   14
        1.03   Types of Borrowings . . . . . . . . . . .   15


                            ARTICLE II
                            THE CREDITS


SECTION 2.01   Commitments . . . . . . . . . . . . . . .   15
        2.02   Notice of Committed Borrowing . . . . . .   16
        2.03   Money Market Borrowings . . . . . . . . .   17
        2.04   Notice to Banks; Funding of Loans . . . .   21
        2.05   Notes . . . . . . . . . . . . . . . . . .   22
        2.06   Maturity of Loans . . . . . . . . . . . .   23
        2.07   Interest Rates  . . . . . . . . . . . . .   23
        2.08   Fees  . . . . . . . . . . . . . . . . . .   27
        2.09   Optional Termination or
               Reduction of Commitments  . . . . . . . .   27
        2.10   Mandatory Termination of Commitments  . .   27
        2.11   Optional Prepay . . . . . . . . . . . . .   27
        2.12   General Provisions as to Payments . . . .   28
        2.13   Funding Losses  . . . . . . . . . . . . .   29
        2.14   Computation of Interest and Fees  . . . .   29

                           ARTICLE III
                           CONDITIONS


SECTION 3.01   Closing . . . . . . . . . . . . . . . . .   29
        3.02   Borrowings  . . . . . . . . . . . . . . .   30



- --------------
  * The Table of Contents is not a part of this Agreement.

                                                         Page
                                                         ----
                            ARTICLE IV
                   REPRESENTATIONS AND WARRANTIES

SECTION 4.01   Corporate Existence and Power . . . . . .   31
        4.02   Corporate and Governmental
               Authorization; No Contravention . . . . .   31
        4.03   Binding Effect  . . . . . . . . . . . . .   31
        4.04   Financial Information . . . . . . . . . .   31
        4.05   Litigation  . . . . . . . . . . . . . . .   32
        4.06   Compliance with ERISA . . . . . . . . . .   32
        4.07   Environmental Matters . . . . . . . . . .   33
        4.08   Taxes . . . . . . . . . . . . . . . . . .   33
        4.09   Subsidiaries  . . . . . . . . . . . . . .   33
        4.10   Not an Investment Company . . . . . . . .   33

                            ARTICLE V
                            COVENANTS

SECTION 5.01   Information . . . . . . . . . . . . . . .   34
        5.02   Payment of Obligations  . . . . . . . . .   36
        5.03   Maintenance of Property; Insurance  . . .   36
        5.04   Maintenance of Existence  . . . . . . . .   36
        5.05   Compliance with Laws  . . . . . . . . . .   36
        5.06   Inspection of Property,
               Books and Records . . . . . . . . . . . .   37
        5.07   Current Ratio . . . . . . . . . . . . . .   37
        5.08   Consolidated Indebtedness to
               Consolidated Tangible Net Worth . . . . .   37
        5.09   Consolidated Debt to
               Consolidated Tangible Net Worth . . . . .   37
        5.10   Interest Coverage . . . . . . . . . . . .   37
        5.11   Minimum Consolidated Tangible
               Net Worth . . . . . . . . . . . . . . . .   37
        5.12   Negative Pledge . . . . . . . . . . . . .   37
        5.13   Consolidations, Mergers and
               Sales of Assets . . . . . . . . . . . . .   39
        5.14   Use of Proceeds . . . . . . . . . . . . .   40

                            ARTICLE VI
                             DEFAULTS

SECTION 6.01   Events of Default . . . . . . . . . . . .   40
        6.02   Notice of Default . . . . . . . . . . . .   43

                           ARTICLE VII

                                                         Page
                                                         ----
                            THE AGENT

SECTION 7.01   Appointment and Authorization . . . . . .   43
        7.02   Agent and Affiliates  . . . . . . . . . .   43
        7.03   Action by Agent . . . . . . . . . . . . .   43
        7.04   Consultation with Experts . . . . . . . .   44
        7.05   Liability of Agent  . . . . . . . . . . .   44
        7.06   Indemnification . . . . . . . . . . . . .   44
        7.07   Credit Decision . . . . . . . . . . . . .   44
        7.08   Successor Agent . . . . . . . . . . . . .   45
        7.09   Agent's Fee . . . . . . . . . . . . . . .   45

                           ARTICLE VIII
                     CHANGE IN CIRCUMSTANCES


SECTION 8.01   Basis for Determining Interest
               Rate Inadequate or Unfair . . . . . . . .   45
        8.02   Illegality  . . . . . . . . . . . . . . .   46
        8.03   Increased Cost and Reduced Return . . . .   47
        8.04   Taxes . . . . . . . . . . . . . . . . . .   48
        8.05   Base Rate Loans Substituted for
               Affected Fixed Rate Loans . . . . . . . .   50
        8.06   Substitution of Bank  . . . . . . . . . .   51

                            ARTICLE IX
             REPRESENTATIONS AND WARRANTIES OF MK-OHIO

SECTION 9.01   Corporate Existence and Power . . . . . .   51
        9.02   Corporate and Governmental
               Authorization; Contravention  . . . . . .   51
        9.03   Binding Effect  . . . . . . . . . . . . .   51

                            ARTICLE X
                            GUARANTY

SECTION 10.01  The Guarantees  . . . . . . . . . . . . .   51
        10.02  Guarantees Unconditional  . . . . . . . .   52
        10.03  Discharge Only Upon Payment
               In Full; Reinstatement In
               Certain Circumstances . . . . . . . . . .   53
        10.04  Waiver by the Borrowers . . . . . . . . .   53
        10.05  Subrogation . . . . . . . . . . . . . . .   53
        10.06  Stay of Acceleration  . . . . . . . . . .   53
        10.07  Limit of Liability  . . . . . . . . . . .   53

                                                         Page
                                                         ----
                            ARTICLE XI
                           MISCELLANEOUS

SECTION 11.01  Notices . . . . . . . . . . . . . . . . .   54
        11.02  No Waivers  . . . . . . . . . . . . . . .   54
        11.03  Expenses; Indemnification . . . . . . . .   54
        11.04  Sharing of Set-Offs . . . . . . . . . . .   55
        11.05  Amendments and Waivers  . . . . . . . . .   56
        11.06  Successors and Assigns  . . . . . . . . .   56
        11.07  Collateral  . . . . . . . . . . . . . . .   58
        11.08  Governing Law; Submission to Juris-
               diction . . . . . . . . . . . . . . . . .   58
        11.09  Counterparts; Integration;
               Effectiveness . . . . . . . . . . . . . .   58
        11.10  WAIVER OF JURY TRIAL  . . . . . . . . . .   58

Pricing Schedule

Exhibit A  -   Note

Exhibit B  -   Extension Agreement

Exhibit C  -   Money Market Quote Request

Exhibit D  -   Invitation for Money Market Quotes

Exhibit E  -   Money Market Quote

Exhibit F  -   Opinion of counsel for the Borrowers

Exhibit G  -   Opinion of Special Counsel for the Agent

Exhibit H  -   Assignment and Assumption Agreement

                                CREDIT AGREEMENT



         AGREEMENT dated as of March 31, 1994 among MORRISON KNUDSEN CORPORATION, a Delaware corporation, MORRISON KNUDSEN CORPORATION, an Ohio corporation, the BANKS listed on the signature pages hereof and MORGAN GUARANTY TRUST COMPANY OF NEW YORK, as Agent.

                      The parties hereto agree as follows:

                                   ARTICLE I

                                  DEFINITIONS

         SECTION 1.01. Definitions. The following terms, as used herein, have the following meanings:

         "Absolute Rate Auction" means a solicitation of Money Market Quotes setting forth Money Market Absolute Rates pursuant to Section 2.03.

         "Adjusted CD Rate" has the meaning set forth in Section 2.07(b).

         "Adjusted London Interbank Offered Rate" has the meaning set forth in
Section 2.07(c).

         "Administrative Questionnaire" means, with respect to each Bank, an administrative questionnaire in the form prepared by the Agent and submitted to the Agent (with a copy to the Company) duly completed by such Bank.

         "Affiliate" means, as to any Person, any other Person that, directly or indirectly, controls, is controlled by or is under common control with such Person. As used herein, the term "control" means possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise,

         "Agent" means Morgan Guaranty Trust Company of New York in its capacity as agent for the Banks hereunder, and its successors in such capacity.

         "Applicable Lending Office" means, with respect to any Bank, (i) in the case of its Domestic Loans, its Domestic Lending Office, (ii) in the case of its Euro-Dollar Loans, its Euro-Dollar Lending Office and (iii) in the case of its Money Market Loans, its Money Market Lending office.

         "Assessment Rate" has the meaning set forth in Section 2.07(b).

         "Assignee" has the meaning set forth in Section 11.06(c).

         "Bank" means each bank listed on the signature pages hereof, each Assignee which becomes a Bank pursuant to Section 11.06(c), and their respective successors.

         "Base Rate" means, for any day, a rate per annum equal to the higher of (i) the Prime Rate for such day and (ii) the sum of 1/2 of 1% plus the Federal Funds Rate for such day.

         "Base Rate Loan" means a Committed Loan to be made by a Bank as a Base Rate Loan in accordance with the applicable Notice of Committed Borrowing or pursuant to Article VIII.

         "Benefit Arrangement" means at any time an employee benefit plan within the meaning of Section 3(3) of ERISA which is not a Plan or a Multiemployer Plan and which is maintained or otherwise contributed to by any member of the ERISA Group.

         "Borrower" means the Company or MK-Ohio, each in its respective dual capacity as borrower and guarantor under this Agreement and their respective successors in such capacities, as the context may require, and "Borrowers" means both of the foregoing.

         "Borrowing" has the meaning set forth in Section 1.03.

         "Capitalized Lease" means any lease which is or is required to be capitalized on the balance sheet of the lessee in accordance with generally accepted accounting principles.

         "CD Base Rate" has the meaning set forth in Section 2.07(b).

         "CD Loan" means a Committed Loan to be made by a Bank as a CD Loan in accordance with the applicable Notice of Committed Borrowing,

         "CD Margin" has the meaning set forth in Section 2.07(b).

         "CD Reference Banks" means Bank of America National Trust and Savings Association, Continental Bank

N.A., Society National Bank and Morgan Guaranty Trust Company of New York.

         "Closing Date" means the date on or after the Effective Date on which the Agent shall have received the documents specified in or pursuant to Section 3.01.

         "Commitment" means, with respect to each Bank, the amount set forth opposite the name of such Bank on the signature pages hereof, as such amount may be reduced from time to time pursuant to Section 2.09.

         "Committed Loan" means a loan made by a Bank pursuant to Section 2.01.

         "Company" means Morrison Knudsen Corporation, a Delaware corporation, and its successors.

         "Company's 1992 Form 10-K" means the Company's annual report on Form 10-K for 1992, as filed with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934.

         "Company's Latest Form 10-Q" means the Company's quarterly report on Form 10-Q for the quarter ended September 30, 1993, as filed with the securities and Exchange Commission pursuant to the Securities Exchange Act of 1934.

         "Consolidated Adjusted EBIT" means, for any period, the sum of (i) Consolidated Operating Income for such period plus (ii) to the extent deducted in determining such Consolidated Operating Income, the sum of Consolidated Interest Expense and the consolidated provision for income taxes for such period.

         "Consolidated Current Assets" means at any date the consolidated current assets of the Company and its Consolidated Subsidiaries determined as of such date.

         "Consolidated Current Liabilities" means at any date the consolidated current liabilities of the Company and its Consolidated Subsidiaries determined as of such date.

         "Consolidated Debt" means at any date the Debt of the Company and its Consolidated Subsidiaries, determined on a consolidated basis as of such date,

         "Consolidated Indebtedness" means at any date the Indebtedness of the Company and its Consolidated Subsidiaries, determined on a consolidated basis as of such date.

         "Consolidated Interest Expense" means, for any period, the interest expense of the company and its Consolidated Subsidiaries determined on a consolidated basis for such period.

         "Consolidated Net Earnings" means the net income of the Company and its Subsidiaries determined on a consolidated basis for the Company and its Subsidiaries in accordance with generally accepted accounting principles.

         "Consolidated Operating Income" means for any period the consolidated net income of the Company and its Consolidated Subsidiaries for such period determined in accordance with generally accepted accounting principles less any gains on the sale or other disposition of investments or any extraordinary or nonrecurring items of income to the extent that the aggregate of all such gains and extraordinary or nonrecurring items of income exceeds the aggregate of losses on such sales or other dispositions and extraordinary or nonrecurring charges; provided, that the net gain on sale of fixed assets included in Consolidated Operating Income shall be limited to $10,000,000 in any four-quarter period.

         "Consolidated Subsidiary" means at any date any Subsidiary or other entity the accounts of which would be consolidated in accordance with generally accepted accounting principles with those of the Company in its consolidated financial statements if such statements were prepared as of such date; provided that any Consolidated Subsidiary which ceases to be a Consolidated Subsidiary solely because it is classified as a discontinued operation shall be deemed to be a Consolidated Subsidiary so long as it remains a Subsidiary.

         "Consolidated Tangible Net Worth" means at any date (a) consolidated stockholders' equity of the Company and its Consolidated Subsidiaries minus (b) the sum of any write-up of the value of any assets after September 30, 1993, treasury stock, unamortized debt discount and expense, unamortized deferred charges, trademarks, trade names, patents, patent applications, copyrights, goodwill, service marks, anticipated future benefit of tax loss carryforwards, organization or developmental expenses and other intangible assets, all determined on a consolidated basis for the Company and its Consolidated Subsidiaries in accordance with generally accepted accounting principles.

         "Debt" of any Person means, without duplication, all Indebtedness of such Person, except and excluding obligations and liabilities included in the definition of "Indebtedness" solely and exclusively because of the application of subparagraphs (i)(b), (ii) or (iv) of the definition thereof.

         "Default" means any condition or event which constitutes an Event of Default or which with the giving of notice or lapse of time or both would, unless cured or waived, become an Event of Default.

         "Derivatives obligations" of any Person means all obligations of such Person in respect of any rate swap transaction, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap, equity or equity index option, bond option, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, currency swap transaction, cross-currency rate swap transaction, currency option or any other similar transaction (including any option with respect to any of the foregoing transactions) or any combination of the foregoing transactions.

         "Domestic Business Day" means any day except a Saturday, Sunday or other day on which commercial banks in New York City are authorized by law to close.

         "Domestic Lending Office" means, as to each Bank, its office located at its address set forth in its Administrative Questionnaire (or identified in its Administrative Questionnaire as its Domestic Lending Office) or such other office as such Bank may hereafter designate as its Domestic Lending Office by notice to the Company and the Agent; provided that any Bank may so designate separate Domestic Lending Offices for its Base Rate Loans, on the one hand, and its CD Loans, on the other hand, in which case all references herein to the Domestic Lending Office of such Bank shall be deemed to refer to either or both of such offices, as the context may require.

         "Domestic Loans" means CD Loans or Base Rate Loans or both.

         "Domestic Reserve Percentage" has the meaning set forth in Section 2.07(b).

         "Effective Date" means the date this Agreement becomes effective in accordance with Section 11.09.

         "Environmental Laws" means any and all federal, state, local and foreign statutes, laws, judicial decisions, regulations, ordinances, rules, judgments, orders, decrees, plans, injunctions, permits, concessions, grants, franchises, licenses, agreements and other governmental restrictions relating to the environment, the effect of the environment on human health or to emissions, discharges or releases Of pollutants, contaminants, Hazardous Substances or wastes into the environment including, without limitation, ambient air, surface water, ground water, or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, Hazardous Substances or wastes or the clean-up or other remediation thereof.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, or any successor statute.

         "ERISA Group" means the Company, any Subsidiary and all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with the Company or any Subsidiary, are treated as a single employer under Section 414 of the Internal Revenue Code.

         "Euro-Dollar Business Day" means any Domestic Business Day on which commercial banks are open for international business (including dealings in dollar deposits) in London.

         "Euro-Dollar Lending Office" means, as to each Bank, its office, branch or Affiliate located at its address set forth in its Administrative Questionnaire (or identified in its Administrative Questionnaire as its Euro-Dollar Lending Office) or such other office, branch or Affiliate of such Bank as it may hereafter designate as its Euro-Dollar Lending Office by notice to the Company and the Agent.

         "Euro-Dollar Loan" means a Committed Loan to be made by a Bank as a Euro-Dollar Loan in accordance with the applicable Notice of Committed Borrowing.

         "Euro-Dollar Margin" has the meaning set forth in Section 2.07(c).

         "Euro-Dollar Reference Banks" means the principal London offices of Bank of America National Trust and Savings Association, Continental Bank N.A., Society National Bank and Morgan Guaranty Trust Company of New York.

         "Euro-Dollar Reserve Percentage" has the meaning set forth in Section 2.07(c).

         "Event of Default" has the meaning set forth in Section 6.01.

         "Federal Funds Rate" means, for any day, the rate per annum (rounded upward, if necessary, to the nearest

1/100th of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Domestic Business Day next succeeding such day, provided that (i) if such day is not a Domestic Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Domestic Business Day as so published on the next succeeding Domestic Business Day, and
(ii) if no such rate is so published on such next succeeding Domestic Business Day, the Federal Funds Rate for such day shall be the average rate quoted to Morgan Guaranty Trust Company of New York on such day on such transactions as determined by the Agent.

         "Fixed Rate Loans" means CD Loans or Euro-Dollar Loans or Money Market Loans (excluding Money Market LIBOR Loans bearing interest at the Base Rate pursuant to Section 8.01(a)) or any combination of the foregoing.

         "Guaranty Obligations" of any Person means, without duplication all obligations and liabilities of such Person, absolute or contingent, due or to become due, now existing or hereafter arising, under: (i) any guaranty or other instrument, document or agreement whereby such Person becomes or is a guarantor or surety of, or otherwise becomes or is responsible in any manner (whether by agreement to purchase any obligations, stock, assets, goods or services, or to supply or advance any funds, assets, goods or services, or otherwise) with respect to, any undertaking of any other Person, or (ii) any agreement to purchase stock of, to make any other equity investment in, or to make advances to, any other Persons; excluding, however, (x) the endorsement, in the ordinary course of collection, of instruments payable to it or its order, and (y) any guaranty of performance entered into in the ordinary course of business and not involving any Lien on any asset of the Company or any Subsidiary.

         "Hazardous Substances" means any toxic, radioactive, caustic or otherwise hazardous substance, including petroleum, its derivatives, by-products and other hydrocarbons, or any substance having any constituent elements displaying any of the foregoing characteristics.

         "Indebtedness" of any Person means, without duplication:

         (i) any obligation of such Person for borrowed money, including, without limitation, (a) any obligation of such Person evidenced by bonds, debentures, notes or other similar debt instruments, (b) any Indebtedness guaranteed by such Person and any other Guaranty Obligations of such Person, (c) any non-contingent reimbursement obligation in respect of any letter of credit and (d) any obligation for borrowed money which is non-recourse to such Person but which is secured by a Lien on any asset of such Person (limited, however, to the lesser of (x) the amount of the debt secured, or (y) the greater of fair market or book value of the assets subject to the Lien);

         (ii) any obligation of such Person for the deferred purchase price of any property or services, except Trade Accounts Payable;

         (iii) any obligation of such Person as lessee under a Capitalized Lease; and

         (iv) any Indebtedness of any other Person or entity secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person (limited, however, to the lesser of (x) the amount of the debt secured, or (y) the greater of fair market or book value of the assets subject to the Lien),

         For all purposes of this Agreement:

         (a) the Indebtedness of any Person shall include a portion of the Indebtedness of any partnership or joint venture in which such Person is a general partner or a joint venturer equal to a ratable share of such Indebtedness based on respective percentage ownership or equity interests of such Person and other general partners or joint venturers;

         (b) in the instance of non-recourse debt of a partnership or joint venture, the Indebtedness of any Person shall be limited to the lesser of the ratable share described in (a) above or such Person's total equity interest (whether paid in capital, partnership contribution, capital surplus or partnership profits) in such partnership or joint venture; and

         (c) in the instance of non-recourse debt of a New Subsidiary, the Indebtedness of any Person shall be limited to the lesser of (x) a ratable share of such Indebtedness based on respective percentage ownership or equity interest of the Company (direct or indirect) and other equity owners of such New Subsidiary, or (y) the Company's direct or indirect total equity interest (whether paid in capital, retained earnings, capital surplus or other book equity) in such New Subsidiary.

         "Indemnitee" has the meaning set forth in Section 11.03(b).

         "Interest Period" means: (1) with respect to each Euro-Dollar Borrowing, the period commencing on the date of such Borrowing and ending one, two, three or six months thereafter (or ending 21 days thereafter, if each Reference Bank shall have advised the Agent that deposits in dollars for such periods (in an amount approximately equal to the Euro-Dollar Loan of such Reference Bank to which such period would apply) are being offered by such Reference Bank in the London interbank market), as the Borrower may elect in the applicable Notice of Borrowing; provided that:

         (a) any Interest Period which would otherwise end on a day which is not a Euro-Dollar Business Day shall be extended to the next succeeding Euro-Dollar Business Day unless such Euro-Dollar Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Euro-Dollar Business Day;

         (b) any Interest Period which begins on the last Euro-Dollar Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall, subject to clause (c) below, end on the last Euro-Dollar Business Day of a calendar month; and

         (c) in the case of the Loans of any Bank, any Interest Period which would otherwise end after the Termination Date for such Bank shall end on the Termination Date for such Bank;

(2) with respect to each CD Borrowing, the period commencing on the date of such Borrowing and ending 30, 60, 90 or 180 days thereafter, as the Borrower may elect in the applicable Notice of Borrowing; provided that:

         (a) any Interest Period which would otherwise end on a day which is not a Euro-Dollar Business Day shall be extended to the next succeeding Euro-Dollar Business Day; and

         (b) in the case of the Loans of any Bank, any Interest Period which would otherwise end after the Termination Date for such Bank shall end on the Termination Date for such Bank;

(3) with respect to each Base Rate Borrowing, the period commencing on the date of such Borrowing and ending 30 days thereafter; provided that:

         (a) any Interest Period which would otherwise end on a day which is not a Euro-Dollar Business Day shall be extended to the next succeeding Euro-Dollar Business Day; and

         (b) in the case of the Loans of any Bank, any Interest Period which would otherwise end after the Termination Date for such Bank shall end on the Termination Date for such Bank;

(4) with respect to each Money Market LIBOR Borrowing, the period commencing on the date of such Borrowing and ending such whole number of months thereafter as the Borrower may elect in accordance with Section 2.03; provided that:

         (a) any Interest Period which would otherwise end on a day which is not a Euro-Dollar Business Day shall be extended to the next succeeding Euro-Dollar Business Day unless such Euro-Dollar Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Euro-Dollar Business Day;

         (b) any Interest Period which begins on the last Euro-Dollar Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall, subject to clause (c) below, end on the last Euro-Dollar Business Day of a calendar month; and

         (c) in the case of the Loans of any Bank, any Interest Period which would otherwise end after the Termination Date for such Bank shall end on the Termination Date for such Bank; and

(5) with respect to each Money Market Absolute Rate Borrowing, the period commencing on the date of such Borrowing and ending such number of days thereafter (but not less than 30 days) as the Borrower may elect in accordance with Section 2.03; provided that:

         (a) any Interest Period which would otherwise end on a day which is not a Euro-Dollar Business Day shall be extended to the next succeeding Euro-Dollar Business Day; and

         (b) in the case of the Loans of any Bank, any Interest Period which would otherwise end after the Termination Date for such Bank shall end on the Termination Date for such Bank,

         "Internal Revenue Code" means the Internal Revenue Code of 1986, as amended, or any successor statute.

         "Investment" means any investment in any Person, whether by means of share purchase, capital contribution, loan, time deposit or otherwise.

         "LIBOR Auction" means a solicitation of Money Market Quotes setting forth Money Market Margins based on the London Interbank Offered Rate pursuant to Section 2.03.

         "Lien" means any mortgage, pledge, hypothecation, judgment lien or similar legal process, title retention lien, or other lien or security interest, including, without limitation, the interest of a vendor under any conditional sale or other title retention agreement and the interest of a lessor under any Capitalized Lease.

         "Loan" means a Domestic Loan or a Euro-Dollar Loan or a Money Market Loan and "Loans" means Domestic Loans or Euro-Dollar Loans or Money Market Loans or any combination of the foregoing.

         "London Interbank Offered Rate" has the meaning set forth in Section 2.07(c).

         "Material Indebtedness" means Indebtedness of the Company and/or one or more of its Subsidiaries (calculated without duplication) arising in one or more related or unrelated transactions, in an aggregate principal or face amount exceeding $15,000,000.

         "Material Plan" means at any time a Plan or Plans having aggregate Unfunded Liabilities in excess of $10,000,000.

         "MK-Ohio" means Morrison Knudsen Corporation, an Ohio corporation, and its successors.

         "Money Market Absolute Rate" has the meaning set forth in Section 2.03(d).

         "Money Market Absolute Rate Loan" means a loan to be made by a Bank pursuant to an Absolute Rate Auction.

         "Money Market Lending Office" means, as to each Bank, its Domestic Lending Office or such other office, branch or Affiliate of such Bank as it may hereafter designate as its Money Market Lending Office by notice to the Company and the Agent; provided that any Bank may from time to time by notice to the Company and the Agent designate separate Money Market Lending Offices for its Money Market LIBOR Loans, on the one hand, and its Money Market Absolute Rate Loans, on the other hand, in which case all references herein to the Money Market Lending Office of such Bank shall be deemed to refer to either or both of such offices, as the context may require.

         "Money Market LIBOR Loan" means a loan to be made by a Bank pursuant to a LIBOR Auction (including such a loan bearing interest at the Base Rate pursuant to Section 8.01(a)).

         "Money Market Loan" means a Money Market LIBOR Loan or a Money Market Absolute Rate Loan.

         "Money Market Margin" has the meaning set forth in Section 2.03(d).

         "Money Market Quote" means an offer by a Bank to make a Money Market Loan in accordance with Section 2.03.

         "Moody's" means Moody's Investors Service, Inc.

         "Multiemployer Plan" means at any time an employee pension benefit plan within the meaning of Section 4001 (a) (3) of ERISA to which any member of the ERISA Group is then making or accruing an obligation to make contributions or has within the preceding five plan years made contributions, including for these purposes any Person which ceased to be a member of the ERISA Group during such five year period.

         "New Subsidiary" means a corporate Subsidiary (direct or indirect) of the Company, which has (i) been incorporated after the date of this Agreement, and (ii) has been identified and designated as a New Subsidiary by the Company to the Banks in writing.

         "Notes" means promissory notes of a Borrower, substantially in the form of Exhibit A hereto, evidencing the obligation of such Borrower to repay the Loans, and "Note" means any one of such promissory notes issued hereunder.

         "Notice of Borrowing" means a Notice of Committed Borrowing (as defined in Section 2.02) or a Notice of Money Market Borrowing (as defined in
Section 2.03(f)).

         "Parent" means, with respect to any Bank, any Person controlling such Bank.

         "Participant" has the meaning set forth in Section 11.06(b).

         "PBGC" means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

         "Person" means an individual, a corporation, a partnership, an association, a trust or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

         "Plan" means at any time an employee pension benefit plan (other than a Multiemployer Plan) which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Internal Revenue Code and either (i) is maintained, or contributed to, by any member of the ERISA Group for employees of any member of the ERISA Group or (ii) has at any time within the preceding five years been maintained, or contributed to, by any Person which was at such time a member of the ERISA Group for employees of any Person which was at such time a member of the ERISA Group.

         "Pricing Schedule" means the Schedule attached hereto identified as such.

         "Prime Rate" means the rate of interest publicly announced by Morgan Guaranty Trust Company of New York in New York City from time to time as its Prime Rate.

         "Reference Banks" means the CD Reference Banks or the Euro-Dollar Reference Banks, as the context may require, and "Reference Bank" means any one of such Reference Banks.

         "Refunding Borrowing" means a Committed Borrowing which, after application of the proceeds thereof, results in no net increase in the outstanding principal amount of Committed Loans made by any Bank to either Borrower.

         "Regulation U" means Regulation U of the Board of Governors of the Federal Reserve System, as in effect from time to time.

         "Required Banks" means at any time Banks having at least 66-2/3% of the aggregate amount of the Commitments or, if the Commitments shall have been terminated, holding Notes evidencing at least 66-2/3% of the aggregate unpaid principal amount of the Loans.

         "S&P" means Standard & Poor's Corporation.

         "Subsidiary" means, as to any Person, any corporation or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by such Person; unless otherwise specified, "Subsidiary" means a Subsidiary of the Company.

         "Termination Date" means March 31, 1997, or, in the case of any Bank, such later date to which the Termination Date for such Bank shall have been extended pursuant to Section 2.01(b), or, if such day is not a Euro-Dollar Business Day, the next succeeding Euro-Dollar Business Day unless such Euro-Dollar Business Day falls in another calendar month, in which case the Termination Date shall be the next preceding Euro-Dollar Business Day.

         "Trade Accounts Payable" of any Person means trade accounts payable of such Person with a maturity of not greater than 90 days incurred in the ordinary course of such Person's business.

         "Unfunded Liabilities" means, with respect to any Plan at any time, the amount (if any) by which (i) the value of all benefit liabilities under such Plan, determined on a plan termination basis using the assumptions prescribed by the PBGC for purposes of Section 4044 of ERISA, exceeds (ii) the fair market value of all Plan assets allocable to such liabilities under Title IV of ERISA (excluding any accrued but unpaid contributions), all determined as of the then most recent valuation date for such Plan, but only to the extent that such excess represents a potential liability of a member of the ERISA Group to the PBGC or any other Person under Title IV of ERISA.

         "United States" means the United States of America, including the States and the District of Columbia, but excluding its territories and possessions.

         "Wholly-Owned Consolidated Subsidiary" means any Consolidated Subsidiary all of the shares of capital stock or other ownership interests of which (except directors' qualifying shares) are at the time directly or indirectly owned by the Company.

        SECTION 1.02, Accounting Terms and Determinations. Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared in accordance with generally accepted accounting principles as in effect from time to time, applied on a basis consistent (except for changes concurred in by the Company's independent public accountants) with the most recent audited consolidated financial statements of the Company and its Consolidated Subsidiaries delivered to the Banks; provided that, if the Company notifies the Agent that the Company wishes to amend any covenant in Article V to eliminate the effect of any change in generally accepted accounting principles on the operation of such covenant (or if the Agent notifies the Company that the Required Banks wish to amend
Article V for such purpose), then the Company's compliance with such covenant shall be determined on the basis of generally accepted accounting principles in effect immediately before the relevant change in generally accepted accounting principles became effective, until either such notice is withdrawn or such covenant is amended in a manner satisfactory to the Company and the Required Banks.

         SECTION 1.03. Types of Borrowings. The term "Borrowing" denotes the aggregation of Loans of one or more Banks to be made to a Borrower pursuant to
Article II on a single date and for a single Interest Period. Borrowings are classified for purposes of this Agreement either by reference to the pricing of Loans comprising such Borrowing (e.g., a "Euro-Dollar Borrowing" is a Borrowing comprised of Euro-Dollar Loans) or by reference to the provisions of Article II under which participation therein is determined (i.e., a "Committed Borrowing" is a Borrowing under Section 2.01 in which all Banks participate in proportion to their Commitments, while a "Money Market Borrowing" is a Borrowing under
Section 2.03 in which the Bank participants are determined on the basis of their bids in accordance therewith).


                                   ARTICLE II

                                  THE CREDITS


         SECTION 2.01. Commitments.

         (a) Commitments to Lend. From time to time prior to its Termination Date, each Bank severally agrees, on the terms and conditions set forth in this Agreement, to make loans to either Borrower pursuant to this Section from time to time in amounts such that the aggregate principal amount of Committed Loans by such Bank at any one time outstanding to both Borrowers shall not exceed the amount of its Commitment. Each Borrowing under this subsection (a) shall be in an aggregate principal amount of $3,000,000 or any larger multiple of $1,000,000 (except that any such Borrowing may be in the aggregate amount available in accordance with Section 3.02(c)) and shall be made from the several Banks ratably in proportion to their respective Commitments. Within the foregoing limits, either Borrower may borrow under this subsection (a), or to the extent permitted by Section 2.11, prepay Loans and reborrow under this subsection (a).

         (b) Extension of Commitments. The Commitments and the Termination Date(s) may be extended, in the manner set forth in this subsection (b), on each successive anniversary of the Effective Date (each such date, an "Extension Date"), in each case to the date one year from the Termination Date(s) in effect at such time. If the Borrowers wish to request an extension of the Commitments and the Termination Date(s) on any Extension Date, they shall give notice to that effect to the Agent, not less than 60 days nor more than 90 days prior to such Extension Date, specifying the Extension Date and proposed extended Termination Date(s), whereupon the Agent shall promptly notify each of the Banks of such notice. Each Bank will use its best efforts to respond to such request, whether affirmatively or negatively as it may elect in its sole and absolute discretion, at least 30 days prior to the Extension Date to the Agent. A Bank shall be considered to have responded negatively unless its affirmative response consists of or is accompanied by an executed counterpart of an Extension Agreement in substantially the form of Exhibit B hereto, which upon delivery to the Agent shall be irrevocable. If the Required Banks do not respond affirmatively to the proposed extension, the Termination Date(s) then in effect will be retained. If Banks constituting the Required Banks respond affirmatively at least 30 days prior to the Extension Date to the proposed extension (such Banks, "Extending Banks") then the extension shall be effective and the Commitments of the Extending Banks shall be extended from the Termination Date(s) then in effect, effective on such Extension Date. In the case of any Bank that responded negatively to a proposed extension (a "Non-Extending Bank"), its Commitment shall expire on, and the Termination Date with respect to it shall remain as, the Termination Date in effect for it before giving effect to such extension. During the 120-day period following any Extension Date on which the Commitments and the Termination Date(s) in effect at such time were extended, the Company may notify a Non-Extending Bank of a bank that is prepared to become an Assignee of its Commitment and its rights and obligations under this Agreement and its Note, and upon receipt of such notice such Non-Extending Bank shall promptly effect an assignment to such bank pursuant to Section 11.06(c). The Termination Date with respect to such Assignee shall be the latest date to which the Termination Date(s) of the Extending Banks were extended on such Extension Date.

         SECTION 2.02. Notice of Committed Borrowing. The Borrower shall give the Agent notice (a "Notice of Committed Borrowing") not later than 12:00 Noon (New York City time) on (x) the date of each Base Rate Borrowing, (y) the second Domestic Business Day before each CD Borrowing and (z) the third Euro-Dollar Business Day before each Euro-Dollar Borrowing, specifying:

         (a) the date of such Borrowing, which shall be a Domestic Business Day in the case of a Domestic Borrowing or a Euro-Dollar Business Day in the case of a Euro-Dollar Borrowing,

         (b)      the aggregate amount of such Borrowing,

         (c) whether the Loans comprising such Borrowing are to be CD Loans, Base Rate Loans or Euro-Dollar Loans, and

         (d) in the case of a Fixed Rate Borrowing, the duration of the Interest Period applicable thereto, subject to the provisions of the definition of Interest Period.

         SECTION 2.03. Money Market Borrowings.

         (a) The Money Market Option. In addition to Committed Borrowings pursuant to Section 2.01, a Borrower may, as set forth in this Section, request the Banks to make offers to make Money Market Loans to such Borrower. The Banks may, but shall have no obligation to, make such offers and the Borrower may, but shall have no obligation to, accept any such offers in the manner set forth in this Section.

         (b) Money Market Quote Request. When a Borrower wishes to request offers to make Money Market Loans under this Section, it shall transmit to the Agent by telex or facsimile transmission a Money Market Quote Request substantially in the form of Exhibit C hereto so as to be received no later than 12:00 Noon (New York City time) on (x) the fifth Euro-Dollar Business Day prior to the date of Borrowing proposed therein, in the case of a LIBOR Auction or (y) the Domestic Business Day next preceding the date of Borrowing proposed therein, in the case of an Absolute Rate Auction (or, in either case, such other time or date as the Company and the Agent shall have mutually agreed and shall have notified to the Banks not later than the date of the Money Market Quote Request for the first LIBOR Auction or Absolute Rate Auction for which such change is to be effective) specifying:

         (i) the proposed date of Borrowing, which shall be a Euro-Dollar Business Day in the case of a LIBOR Auction or a Domestic Business Day in the case of an Absolute Rate Auction,

         (ii) the aggregate amount of such Borrowing, which shall be $3,000,000 or a larger multiple of $1,000,000,

         (iii) the duration of the Interest Period applicable thereto, subject to the provisions of the definition of Interest Period, and

         (iv) whether the Money Market Quotes requested are to set forth a Money Market Margin or a Money Market Absolute Rate.

The Borrower may request offers to make Money Market Loans for more than one Interest Period in a single Money Market Quote Request. No Money Market Quote Request shall be given within five Euro-Dollar Business Days (or such other number of days as the Company and the Agent may agree) of any other Money Market Quote Request.

         (c) Invitation for Money Market Quotes. Promptly upon receipt of a Money Market Quote Request, the Agent shall send to the Banks by telex or facsimile transmission an Invitation for Money Market Quotes substantially in the form of Exhibit D hereto, which shall constitute an invitation by the Borrower to each Bank to submit Money Market Quotes offering to make the Money Market Loans to which such Money Market Quote Request relates in accordance with this Section.

         (d) Submission and Contents of Money Market Quotes. (i) Each Bank may submit a Money Market Quote containing an offer or offers to make Money Market Loans in response to any Invitation for Money Market Quotes. Each Money Market Quote must comply with the requirements of this subsection (d) and must be submitted to the Agent by telex or facsimile transmission at its offices specified in or pursuant to Section 11.01 not later than (x) 2:00 P.M. (New York City time) on the fourth Euro-Dollar Business Day prior to the proposed date of Borrowing, in the case of a LIBOR Auction or (y) 11:15 A.M. (New York City time) on the proposed date of Borrowing, in the case of an Absolute Rate Auction (or, in either case, such other time or date as the Company and the Agent shall have mutually agreed and shall have notified to the Banks not later than the date of the Money Market Quote Request for the first LIBOR Auction or Absolute Rate Auction for which such change is to be effective); provided that Money Market Quotes submitted by the Agent (or any Affiliate of the Agent) in the capacity of a Bank may be submitted, and may only be submitted, if the Agent or such Affiliate notifies the Borrower of the terms of the offer or offers contained therein not later than (x) one hour prior to the deadline for the other Banks, in the case of a LIBOR Auction or (y) 15 minutes prior to the deadline for the other Banks, in the case of an Absolute

Rate Auction. Subject to Articles III and VI, any Money Market Quote so made shall be irrevocable except with the written consent of the Agent given on the instructions of the Borrower.

         (ii) Each Money Market Quote shall be in substantially the form of Exhibit E hereto and shall in any case specify:

         (A)      the proposed date of Borrowing,

         (B) the principal amount of the Money Market Loan for which each such offer is being made, which principal amount (w) may be greater than or less than the Commitment of the quoting Bank, (x) must be $3,000,000 or a larger multiple of $1,000,000, (y) may not exceed the principal amount of Money Market Loans for which offers were requested and
    (z) may be subject to an aggregate limitation as to the principal amount of Money Market Loans for which offers being made by such quoting Bank may be accepted,

         (C) in the case of a LIBOR Auction, the margin above or below the applicable London Interbank Offered Rate (the "Money Market Margin") offered for each such Money Market Loan, expressed as a percentage (specified to the nearest 1/10,000th of 1%) to be added to or subtracted from such base rate,

         (D) in the case of an Absolute Rate Auction, the rate of interest per annum (specified to the nearest 1/10,000th of 1%) (the "Money
    Market Absolute Rate") offered for each such Money Market Loan, and

         (E)     the identity of the quoting Bank.

         A Money Market Quote may set forth up to five separate offers by the quoting Bank with respect to each Interest Period specified in the related Invitation for Money Market Quotes.

         (iii)   Any Money Market Quote shall be disregarded if it:

         (A) is not substantially in conformity with Exhibit E hereto or does not specify all of the information required by subsection (d)(ii);

         (B)     contains qualifying, conditional or similar language;

         (C) proposes terms other than or in addition to those set forth in the applicable Invitation for Money Market Quotes; or

         (D)     arrives after the time set forth in subsection (d)(i).

         (e) Notice to Borrower. The Agent shall promptly notify the Borrower of the terms (x) of any Money Market Quote submitted by a Bank that is in accordance with subsection (d) and (y) of any Money Market Quote that amends, modifies or is otherwise inconsistent with a previous Money Market Quote submitted by such Bank with respect to the same Money Market Quote Request. Any such subsequent Money Market Quote shall be disregarded by the Agent unless such subsequent Money Market Quote is submitted solely to correct a manifest error in such former Money Market Quote. The Agent's notice to the Borrower shall specify (A) the aggregate principal amount of Money Market Loans for which offers have been received for each Interest Period specified in the related Money Market Quote Request, (B) the respective principal amounts and Money Market Margins or Money Market Absolute Rates, as the case may be, so offered and (C) if applicable, limitations on the aggregate principal amount of Money Market Loans for which offers in any single Money Market Quote may be accepted.

         (f) Acceptance and Notice by Borrower. Not later than 12:00 Noon (New York City time) on (x) the third Euro-Dollar Business Day prior to the proposed date of Borrowing, in the case of a LIBOR Auction or (y) the proposed date of Borrowing, in the case of an Absolute Rate Auction (or, in either case, such other time or date as the Company and the Agent shall have mutually agreed and shall have notified to the Banks not later than the date of the Money Market Quote Request for the first LIBOR Auction or Absolute Rate Auction for which such change is to be effective) , the Borrower shall notify the Agent of its acceptance or non-acceptance of the offers so notified to it pursuant to subsection (e). In the case of acceptance, such notice (a "Notice of Money Market Borrowing") shall specify the aggregate principal amount of offers for each Interest Period that are accepted. The Borrower may accept any Money Market Quote in whole or in part; provided that:

         (i) the aggregate principal amount of each Money Market Borrowing may not exceed the applicable amount set forth in the related Money Market Quote Request,

         (ii) the principal amount of each Money Market Borrowing must be $3,000,000 or a larger multiple of $1,000,000,

         (iii) acceptance of offers may only be made on the basis of ascending Money Market Margins or Money Market Absolute Rates, as the case may be, and

         (iv) the Borrower may not accept any offer that is described in subsection (d)(iii) or that otherwise fails to comply with the requirements of this Agreement.

         (g) Allocation by Agent. If offers are made by two or more Banks with the same Money Market Margins or Money Market Absolute Rates, as the case may be, for a greater aggregate principal amount than the amount in respect of which such offers are accepted for the related Interest Period, the principal amount of Money Market Loans in respect of which such offers are accepted shall be allocated by the Agent among such Banks as nearly as possible (in multiples of $1,000,000, as the Agent may deem appropriate) in proportion to the aggregate principal amounts of such offers. Determinations by the Agent of the amounts of Money Market Loans shall be conclusive in the absence of manifest error.

         SECTION 2.04. Notice to Banks; Funding of Loans.

         (a) Upon receipt of a Notice of Borrowing, the Agent shall promptly notify each Bank of the contents thereof and of such Bank's share (if any) of such Borrowing and such Notice of Borrowing shall not thereafter be revocable by the Borrower.

         (b) Not later than 2:00 P.M. (New York City time) on the date of each Borrowing, each Bank participating therein shall (except as provided in subsection (c) of this Section) make available its share of such Borrowing, in Federal or other funds immediately available in New York City, to the Agent at its address referred to in Section 11.01. Unless the Agent determines that any applicable condition specified in Article III has not been satisfied, the Agent will make the funds so received from the Banks available to the Borrower at the Agent's aforesaid address.

         (c) If any Bank makes a new Loan hereunder to either Borrower on a day on which such Borrower is to repay all or any part of an outstanding Loan from such Bank, such Bank shall apply the proceeds of its new Loan to make such repayment and only an amount equal to the difference (if any) between the amount being borrowed by such Borrower and the amount being repaid shall be made available by such Bank to the Agent as provided in subsection (b), or remitted by such Borrower to the Agent as provided in Section 2.12, as the case may be.

         (d) Unless the Agent shall have received notice from a Bank prior to the date of any Borrowing that such Bank will not make available to the Agent such Bank's share of such Borrowing, the Agent may assume that such Bank has made such share available to the Agent on the date of such Borrowing in accordance with subsections (b) and (c) of this Section 2.04 and the Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If and to the extent that such Bank shall not have so made such share available to the Agent, such Bank and the Borrower severally agree to repay to the Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Borrower until the date such amount is repaid to the Agent, at
(i) in the case of the Borrower, a rate per annum equal to the higher of the Federal Funds Rate and the interest rate applicable thereto pursuant to Section
2.07 and (ii) in the case of such Bank, the Federal Funds Rate. If such Bank shall repay to the Agent such corresponding amount, such amount so repaid shall constitute such Bank's Loan included in such Borrowing for purposes of this Agreement.

         SECTION 2.05. Notes. (a) The Loans of each Bank to each Borrower shall be evidenced by a single Note of such Borrower payable to the order of such Bank for the account of its Applicable Lending Office in an amount equal to the aggregate unpaid principal amount of such Bank's Loans to such Borrower.

         (b) Each Bank may, by notice to either Borrower and the Agent, request that its Loans of a particular type to such Borrower be evidenced by a separate Note of such Borrower in an amount equal to the aggregate unpaid principal amount of such Loans. Each such Note shall be in substantially the form of Exhibit A hereto with appropriate modifications to reflect the fact that it evidences solely Loans of the relevant type. Each reference in this Agreement to a "Note" or the "Notes" of such Bank shall be deemed to refer to and include any or all of such Notes, as the context may require.

         (c) Upon receipt of each Bank's Note pursuant to Section 3.01(a), the Agent shall forward such Note to such Bank. Each Bank shall record the date, amount, type and maturity of each Loan made by it to each Borrower and the date and amount of each payment of principal made by the Borrower with respect thereto, and may, if such Bank so elects in connection with any transfer or enforcement of its Note of either Borrower, endorse on the schedule forming a part thereof appropriate notations to evidence the foregoing information with respect to each such Loan to such Borrower then outstanding; provided that the failure of any Bank to make any such recordation or endorsement shall not affect the obligations of either Borrower hereunder or under the Notes. Each Bank is hereby irrevocably authorized by each Borrower so to endorse its Notes and to attach to and make a part of any Note a continuation of any such schedule as and when required.

         SECTION 2.06. Maturity of Loans. Each Loan included in any Borrowing shall mature, and the principal amount thereof shall be due and payable, on the last day of the Interest Period applicable to such Borrowing.

         SECTION 2.07. Interest Rates. (a) Each Base Rate Loan shall bear interest on the outstanding principal amount thereof, for each day from the date such Loan is made until it becomes due, at a rate per annum equal to the Base Rate for such day. Such interest shall be payable for each Interest Period on the last day thereof. Any overdue principal of or interest on any Base Rate Loan shall bear interest, payable on demand, for each day until paid at a rate per annum equal to the sum of 2% plus the rate otherwise applicable to Base Rate Loans for such day.

         (b) Each CD Loan shall bear interest on the outstanding principal amount thereof, for each day during the Interest Period applicable thereto, at a rate per annum equal to the sum of the CD Margin for such day plus the Adjusted CD Rate applicable to such Interest Period; provided that if any CD Loan or any portion thereof shall, as a result of clause (2)(b) of the definition of Interest Period, have an Interest Period of less than 30 days, such portion shall bear interest during such Interest Period at the rate applicable to Base Rate Loans during such period. Such interest shall be payable for each Interest Period on the last day thereof and, if such Interest Period is longer than 90 days, at intervals of 90 days after the first day thereof. Any overdue principal of or interest on any CD Loan shall bear interest, payable on demand, for each day until paid at a rate per annum equal to the sum of 2% plus the higher of (i) the sum of the CD Margin for such day plus the Adjusted CD Rate applicable to the Interest Period for such Loan and
(ii) the rate applicable to Base Rate Loans for such day.

         "CD Margin" means a rate per annum determined in accordance with the Pricing Schedule.

         The "Adjusted CD Rate" applicable to any Interest Period means a rate per annum determined pursuant to the following formula:

                                [  CDBR        ]*
                       ACDR  =  [  ----------  ]    + AR
                                [  1.00 - DRP  ]

                       ACDR  =  Adjusted CD Rate
                       CDBR  =  CD Base Rate

                        DRP  =  Domestic Reserve Percentage
                         AR  =  Assessment Rate

         ----------
         * The amount in brackets being rounded upward, if necessary, to the next higher 1/100 of 1%

         The "CD Base Rate" applicable to any Interest Period is the rate of interest determined by the Agent to be the average (rounded upward, if necessary, to the next higher 1/100 of 1%) of the prevailing rates per annum bid at 10:00 A.M. (New York City time) (or as soon thereafter as practicable) on the first day of such Interest Period by two or more New York certificate of deposit dealers of recognized standing for the purchase at face value from each CD Reference Bank of its certificates of deposit in an amount comparable to the principal amount of the CD Loan of such CD Reference Bank to which such Interest Period applies and having a maturity comparable to such Interest Period.

         "Domestic Reserve Percentage" means for any day that percentage (expressed as a decimal) which is in effect on such day, as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including without limitation any basic, supplemental or emergency reserves) for a member bank of the Federal Reserve System in New York City with deposits exceeding five billion dollars in respect of new non-personal time deposits in dollars in New York City having a maturity comparable to the related Interest Period and in an amount of $100,000 or more. The Adjusted CD Rate shall be adjusted automatically on and as of the effective date of any change in the Domestic Reserve Percentage.

         "Assessment Rate" means for any day the annual assessment rate in effect on such day which is payable by a member of the Bank Insurance Fund classified as adequately capitalized and within supervisory subgroup "A" (or a comparable successor assessment risk classification) within the meaning of 12 C.F.R. Sec. 327.3(d) (or any successor provision) to the Federal Deposit Insurance Corporation (or any successor) for such Corporation's (or such successor's) insuring time deposits at offices of such institution in the United States. The Adjusted CD Rate shall be adjusted automatically on and as of the effective date of any change in the Assessment Rate.

         (c) Each Euro-Dollar Loan shall bear interest on the outstanding principal amount thereof, for each day during the Interest Period applicable thereto, at a rate per annum equal to the sum of the Euro-Dollar Margin for such day plus the Adjusted London Interbank offered Rate applicable to such Interest Period. Such interest shall be payable for each Interest Period on the last day thereof and, if such Interest Period is longer than three months, at intervals of three months after the first day thereof.

         "Euro-Dollar Margin" means a rate per annum determined in accordance with the Pricing Schedule.

         The "Adjusted London Interbank Offered Rate" applicable to any Interest Period means a rate per annum equal to the quotient obtained (rounded upward, if necessary, to the next higher 1/100 of 1%) by dividing (i) the applicable London Interbank Offered Rate by (ii) 1.00 minus the Euro-Dollar Reserve Percentage.

         The "London Interbank Offered Rate" applicable to any Interest Period means the average (rounded upward, if necessary, to the next higher 1/16 of 1%) of the respective rates per annum at which deposits in dollars are offered to each of the Euro-Dollar Reference Banks in the London interbank market, as determined by each Euro-Dollar Reference Bank at approximately 11:00 A.M. (London time) two Euro-Dollar Business Days before the first day of such Interest Period in an amount approximately equal to the principal amount of the Euro-Dollar Loan of such Euro-Dollar Reference Bank to which such Interest Period is to apply and for a period of time comparable to such Interest Period.

         "Euro-Dollar Reserve Percentage" means for any day that percentage (expressed as a decimal) which is in effect on such day, as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement for a member bank of the Federal Reserve System in New York City with deposits exceeding five billion dollars in respect of "Eurocurrency liabilities" (or in respect of any other category of liabilities which includes deposits by reference to which the interest rate on Euro-Dollar Loans is determined or any category of extensions of credit or other assets which includes loans by a non-United States office of any Bank to United States residents). The Adjusted London Interbank Offered Rate shall be adjusted automatically on and as of the effective date of any change in the Euro-Dollar Reserve Percentage.

         (d) Any overdue principal of or interest on any Euro-Dollar Loan shall bear interest, payable on demand, for each day until paid at a rate per annum equal to the higher of (i) the sum of 2% plus the Euro-Dollar Margin for such day plus the Adjusted London Interbank Offered Rate applicable to the Interest Period for such Loan and (ii) the sum of 2% plus the Euro-Dollar Margin for such day plus the quotient obtained (rounded upward, if necessary, to the next higher 1/100 of 1%) by dividing (x) the average (rounded upward, if necessary, to the next higher 1/16 of 1%) of the respective rates per annum at which one day (or, if such amount due remains unpaid more than three Euro-Dollar Business Days, then for such other period of time not longer than six months as the Agent may select) deposits in dollars in an amount approximately equal to such overdue payment due to each of the Euro-Dollar Reference Banks are offered to such Euro-Dollar Reference Bank in the London interbank market for the applicable period determined as provided above by (y)
1.00 minus the Euro-Dollar Reserve Percentage (or, if the circumstances described in clause (a) or (b) of Section 8.01 shall exist, at a rate per annum equal to the sum of 2% plus the rate applicable to Base Rate Loans for such day).

         (e) Subject to Section 8.01(a), each Money Market LIBOR Loan shall bear interest on the outstanding principal amount thereof, for the Interest Period applicable thereto, at a rate per annum equal to the sum of the London Interbank offered Rate for such Interest Period (determined in accordance with Section 2.07(c) as if the related Money Market LIBOR Borrowing were a Committed Euro-Dollar Borrowing) plus (or minus) the Money Market Margin quoted by the Bank making such Loan in accordance with Section 2.03. Each Money Market Absolute Rate Loan shall bear interest on the outstanding principal amount thereof, for the Interest Period applicable thereto, at a rate per annum equal to the Money Market Absolute Rate quoted by the Bank making such Loan in accordance with Section 2.03. Such interest shall be payable for each Interest Period on the last day thereof and, if such Interest Period is longer than three months, at intervals of three months after the first day thereof. Any overdue principal of or interest on any Money Market Loan shall bear interest, payable on demand, for each day until paid at a rate per annum equal to the sum of 2% plus the Base Rate for such day.

         (f) The Agent shall determine each interest rate applicable to the Loans hereunder. The Agent shall give prompt notice to the Borrower and the participating Banks of each rate of interest so determined, and its determination thereof shall be conclusive in the absence of manifest error.

         (g) Each Reference Bank agrees to use its best efforts to furnish quotations to the Agent as contemplated by this Section. If any Reference Bank does not furnish a timely quotation, the Agent shall determine the relevant interest rate on the basis of the quotation or quotations furnished by the remaining Reference Bank or Banks or, if none of such quotations is available on a timely basis, the provisions of Section 8.01 shall apply. So long as quotations are available from all four of the Reference Banks, the highest of such quotations shall be disregarded for purposes of rate determinations hereunder.

         SECTION 2.08. Fees.

         (a) Facility Fee. The Company shall pay to the Agent for the account of each Bank a facility fee at the Facility Fee Rate (determined daily in accordance with the Pricing Schedule). Such facility fee shall accrue for the account of each Bank (i) from and including the date hereof to but excluding its Termination Date or earlier date of termination of its Commitment in its entirety, on the daily amount of its Commitment (whether used or unused) and (ii) from and including its Termination Date or such earlier date of termination to but excluding the date its Loans shall be repaid in their entirety, on the daily aggregate outstanding principal amount of its Loans.

         (b) Payments. Accrued fees under this Section shall be payable quarterly on each March 31, June 30, September 30 and December 31 and upon the date of termination of the Commitments in their entirety (or, with respect to a Non-Extending Bank, the Termination Date applicable to it) and, if later, the date the Loans of any Bank shall be repaid in their entirety.

         SECTION 2.09. Optional Termination or Reduction of Commitments. The Company may, upon at least three Domestic Business Days' notice to the Agent,
(i) terminate the Commitments at any time, if no Loans are outstanding at such time or (ii) ratably reduce from time to time by an aggregate amount of $1,000,000 or any larger multiple thereof, the aggregate amount of the Commitments in excess of the aggregate outstanding principal amount of the Loans.

         SECTION 2.10. Mandatory Termination of Commitments. The Commitment of each Bank shall terminate on the Termination Date for such Bank, and any Loans of such Bank then outstanding (together with accrued interest thereon) shall be due and payable on such date.

         SECTION 2.11. Optional Prepayments. (a) Subject in the case of any Fixed Rate Borrowing to Section 2.13, the Borrower may, upon at least one Domestic Business Day's notice to the Agent, prepay any Domestic Borrowing (or any Money Market Borrowing bearing interest at the Base Rate pursuant to Section 8.01(a)) or upon at least three EuroDollar Business Days' notice to the Agent, prepay any EuroDollar Borrowing, in each case in whole at any time, or from time to time in part in amounts aggregating $3,000,000 or any larger multiple of $l,000,000, by paying the principal amount to be prepaid together with accrued interest thereon to the date of prepayment. Each such optional prepayment shall be applied to prepay ratably the Loans of the several Banks included in such Borrowing.

         (b) Except as provided in Section 2.11(a), neither Borrower may prepay all or any portion of the principal amount of any Money Market Loan prior to the maturity thereof.

         (c) Upon receipt of a notice of prepayment pursuant to this Section, the Agent shall promptly notify each Bank of the contents thereof and of such Bank's ratable share (if any) of such prepayment and such notice shall not thereafter be revocable by the Borrower.

         SECTION 2,12.  General Provisions as to Payments.

        (a) The Borrowers shall make each payment of principal of, and interest on, the Loans and of fees hereunder, not later than 12:00 Noon (New York City time) on the date when due, in Federal or other funds immediately available in New York City, to the Agent at its address referred to in Section
11.01. The Agent will promptly distribute to each Bank its ratable share of each such payment received by the Agent for the account of the Banks. Whenever any payment of principal of, or interest on, the Domestic Loans or of fees shall be due on a day which is not a Domestic Business Day, the date for payment thereof shall be extended to the next succeeding Domestic Business Day. Whenever any payment of principal of, or interest on, the Euro-Dollar Loans shall be due on a day which is not a Euro-Dollar Business Day, the date for payment thereof shall be extended to the next succeeding Euro-Dollar Business Day unless such Euro-Dollar Business Day falls in another calendar month, in which case the date for payment thereof shall be the next preceding Euro-Dollar Business Day. Whenever any payment of principal of, or interest on, the Money Market Loans shall be due on a day which is not a Euro-Dollar Business Day, the date for payment thereof shall be extended to the next succeeding Euro-Dollar Business Day. If the date for any payment of principal is extended by operation of law or otherwise, interest thereon shall be payable for such extended time.

         (b) Unless the Agent shall have received notice from either Borrower prior to the date on which any payment is due from such Borrower to the Banks hereunder that such

Borrower will not make such payment in full, the Agent may assume that such Borrower has made such payment in full to the Agent on such date and the Agent may, in reliance upon such assumption, cause to be distributed to each Bank on such due date an amount equal to the amount then due such Bank. If and to the extent that such Borrower shall not have so made such payment, each Bank shall repay to the Agent forthwith on demand such amount distributed to such Bank together with interest thereon, for each day from the date such amount is distributed to such Bank until the date such Bank repays such amount to the Agent, at the Federal Funds Rate.

         SECTION 2.13, Funding Losses. If either Borrower makes any payment of principal with respect to any Fixed Rate Loan (pursuant to Article VI or VIII or otherwise) on any day other than the last day of the Interest Period applicable thereto, or the last day of an applicable period fixed pursuant to
Section 2.07(d), or if either Borrower fails to borrow or prepay any Fixed Rate Loans after notice has been given to any Bank in accordance with Section 2. 04
(a) or 2.11 (c), the Company shall reimburse each Bank within 15 days after demand for any resulting loss or expense incurred by it (or by an existing or prospective Participant in the related Loan), including (without limitation) any loss incurred in obtaining, liquidating or employing deposits from third parties, but excluding loss of margin for the period after any such payment or failure to borrow or prepay, provided that such Bank shall have delivered to the Company a certificate as to the amount of such loss or expense, which certificate shall be conclusive in the absence of manifest error.

         SECTION 2.14. Computation of Interest and Fees. Interest based on the Prime Rate hereunder shall be computed on the basis of a year of 365 days (or 366 days in a leap year) and paid for the actual number of days elapsed (including the first day but excluding the last day). All other interest and fees shall be computed on the basis of a year of 360 days and paid for the actual number of days elapsed (including the first day but excluding the last day).


                                  ARTICLE III

                                   CONDITIONS


         SECTION 3.01. Closing. The closing hereunder shall occur upon receipt by the Agent of the following documents, each dated the Closing Date unless otherwise indicated:

         (a) a duly executed Note of each Borrower for the account of each Bank dated on or before the Closing Date complying with the provisions of
    Section 2.05;

         (b) an opinion of Jonathan Robertson, counsel for the Borrowers, substantially in the form of Exhibit F hereto and covering such additional matters relating to the transactions contemplated hereby as the Required Banks may reasonably request;

         (c) an opinion of Davis Polk & Wardwell, special counsel for the Agent, substantially in the form of Exhibit G hereto and covering such additional matters relating to the transactions contemplated hereby as the Required Banks may reasonably request; and

         (d) all documents the Agent may reasonably request relating to the existence of each Borrower, the corporate authority for and the validity of this Agreement and the Notes of such Borrower, and any other matters relevant hereto, all in form and substance satisfactory to the Agent.

The Agent shall promptly notify the Borrowers and the Banks of the Closing Date, and such notice shall be conclusive and binding on all parties hereto.

         SECTION 3.02. Borrowings. The obligation of any Bank to make a Loan on the occasion of any Borrowing is subject to the satisfaction of the following conditions:

         (a) the fact that the Closing Date shall have occurred on or prior to April 15, 1994;

         (b) receipt by the Agent of a Notice of Borrowing as required by Section 2.02 or 2.03, as the case may be;

         (c) the fact that, immediately after such Borrowing, the aggregate outstanding principal amount of the Loans will not exceed the aggregate amount of the Commitments;

         (d) the fact that, immediately before and after such Borrowing, no Default shall have occurred and be continuing; and

         (e) the fact that the representations and warranties of the Borrowers contained in this Agreement (except, in the case of a Refunding Borrowing, the representations and warranties set forth in Sections 4.04(c) and 4.05 as to any matter which has theretofore been disclosed in writing by the Company to the Banks) shall be true on and as of the date of such Borrowing.

                 Each Borrowing hereunder shall be deemed to be a representation and warranty by the Borrower on the date of such Borrowing as to the facts specified in clauses (c), (d) and (e) of this Section.


                                   ARTICLE IV

                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY


         The Company represents and warrants that:

         SECTION 4.01, Corporate Existence and Power. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the state of its incorporation, and has all corporate powers and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted.

         SECTION 4.02, Corporate and Governmental Authorization; No Contravention. The execution, delivery and performance by the Company of this Agreement and the Notes are within the Company's corporate powers, have been duly authorized by all necessary corporate action, require no action by or in respect of, or filing with, any governmental body, agency or official and do not contravene, or constitute a default under, any provision of applicable law or regulation or of the certificate of incorporation or by-laws of the Company or of any agreement, judgment, injunction, order, decree or other instrument binding upon the Company or any of its Consolidated Subsidiaries or result in the creation or imposition of any Lien on any asset of the Company or any of its Consolidated Subsidiaries.

         SECTION 4.03. Binding Effect. This Agreement constitutes a valid and binding agreement of the Company and its Notes, when executed and delivered in accordance with this Agreement, will constitute a valid and binding obligation of the Company, in each case enforceable in accordance with its terms,

         SECTION 4.04. Financial Information.

         (a) The consolidated balance sheet of the Company and its Consolidated Subsidiaries as of December 31, 1992 and the related consolidated statements of income, retained earnings and cash flows for the fiscal year then ended, reported on by Deloitte & Touche and set forth in the Company's 1992 Form 10-K, a copy of which has been delivered to each of the Banks, fairly present, in conformity with generally accepted accounting principles, the consolidated financial position of the Company and its Consolidated Subsidiaries as of such date and their consolidated results of operations and cash flows for such fiscal year.

         (b) The unaudited consolidated balance sheet of the Company and its Consolidated Subsidiaries as of September 30, 1993 and the related unaudited consolidated statements of income and cash flows for the nine months then ended, set forth in the Company's Latest Form 10-Q, a copy of which has been delivered to each of the Banks, fairly present, in conformity with generally accepted accounting principles applied on a basis consistent with the financial statements referred to in subsection (a) of this Section, the consolidated financial position of the Company and its Consolidated Subsidiaries as of such date and their consolidated results of operations and cash flows for such nine month period (subject to year-end audit adjustments).

         (c) Since September 30, 1993, there has been no material adverse change in the business, financial position, results of operations or prospects of the Company and its Consolidated Subsidiaries, considered as a whole.

         SECTION 4.05. Litigation. There is no action, suit or proceeding pending against, or to the knowledge of the Company threatened against or affecting, the Company or any of its Consolidated Subsidiaries before any court or arbitrator or any governmental body, agency or official in which there is a reasonable possibility of an adverse decision which could materially adversely affect the business, consolidated financial position or consolidated results of operations of the Company and its Consolidated Subsidiaries, considered as a whole, or which in any manner draws into question the validity of this Agreement or the Notes.

         SECTION 4.06. Compliance with ERISA. Each member of the ERISA Group has fulfilled its obligations under the minimum funding standards of ERISA and the Internal Revenue Code with respect to each Plan and is in compliance in all material respects with the presently applicable provisions of ERISA and the Internal Revenue Code with respect to each Plan. No member of the ERISA Group has (i) sought a waiver of the minimum funding standard under Section 412 of the Internal Revenue Code in respect of any Plan, (ii) failed to make any contribution or payment to any Plan or Multiemployer Plan or in respect of any Benefit Arrangement, or made any amendment to any Plan or Benefit Arrangement, which has resulted or could result in the imposition of a

Lien or the posting of a bond or other security under ERISA or the Internal Revenue Code or (iii) incurred any liability under Title IV of ERISA other than a liability to the PBGC for premiums under Section 4007 of ERISA.

         SECTION 4.07. Environmental Matters. In the ordinary course of its business, the company conducts an ongoing review of the effect of Environmental Laws on the business, operations and properties of the Company and its Consolidated Subsidiaries, in the course of which it identifies and evaluates associated liabilities and costs (including, without limitation, any capital or operating expenditures required for clean-up or closure of properties presently or previously owned, any capital or operating expenditures required to achieve or maintain compliance with environmental protection standards imposed by law or as a condition of any license, permit or contract, any related constraints on operating activities, including any periodic or permanent shutdown of any facility or reduction in the level of or change in the nature of operations conducted thereat, any costs or liabilities in connection with off-site disposal of wastes or Hazardous Substances, and any actual or potential liabilities to third parties, including employees, and any related costs and expenses). On the basis of this review, the Company has reasonably concluded that such associated liabilities and costs, including the costs of compliance with Environmental Laws, are unlikely to have a material adverse effect on the business, financial condition, results of operations or prospects of the Company and its Consolidated Subsidiaries, considered as a whole.

         SECTION 4.08. Taxes. The Company and its Consolidated Subsidiaries have filed all United States Federal income tax returns and all other material tax returns which are required to be filed by them and have paid all taxes due pursuant to such returns or pursuant to any assessment received by the Company or any Consolidated Subsidiary. The charges, accruals and reserves an the books of the Company and its Consolidated Subsidiaries in respect of taxes or other governmental charges are, in the opinion of the Company, adequate.

         SECTION 4,09. Consolidated Subsidiaries. Each of the Company's Consolidated Subsidiaries is a corporation or other entity duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, and has all legal powers and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted.

         SECTION 4.10. Not an Investment Company. The Company is not an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

                                   ARTICLE V

                                   COVENANTS


         The Company agrees that, so long as any Bank has any Commitment hereunder or any amount payable under any Note remains unpaid:

         SECTION 5.01. Information.  The Company will deliver to each of the
Banks:

         (a) as soon as available and in any event within 120 days after the end of each fiscal year of the Company, a consolidated balance sheet of the Company and its Consolidated Subsidiaries as of the end of such fiscal year and the related consolidated statements of income, retained earnings and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on in a manner acceptable to the Securities and Exchange Commission by Deloitte & Touche or other independent public accountants of nationally recognized standing, together with an unaudited annual report prepared on a consolidating basis in conformity with generally accepted accounting principles;

         (b) as soon as available and in any event within 45 days after the end of each of the first three quarters of each fiscal year of the Company, a consolidated balance sheet of the Company and its Consolidated Subsidiaries as of the end of such quarter and the related consolidated statements of income and cash flows for such quarter and for the portion of the Company's fiscal year ended at the end of such quarter, setting forth in the case of such income and cash flows in comparative form the figures for the corresponding quarter and the corresponding portion of the Company's previous fiscal year, all certified (subject to normal year-end adjustments) as to fairness of presentation, generally accepted accounting principles and consistency by the chief financial officer, controller or treasurer of the Company;

         (c) simultaneously with the delivery of each set of financial statements referred to in clauses (a) and (b) above, a certificate of the chief financial officer, controller or treasurer of the Company (i) setting forth in reasonable detail the calculations required to establish whether the Company was in compliance with the requirements of Sections 5.07 to 5.13, inclusive, on the date of such financial statements and (ii) stating whether any Default exists on the date of such certificate and, if any Default then exists, setting forth the details thereof and the action which the Company is taking or proposes to take with respect thereto;

         (d) within five days after any officer of the Company obtains knowledge of any Default, if such Default is then continuing, a certificate of the chief financial officer, controller or treasurer of the Company setting forth the details thereof and the action which the Company is taking or proposes to take with respect thereto;

         (e) promptly upon the mailing thereof to the shareholders of the Company generally, copies of all financial statements, reports and proxy statements so mailed;

         (f) promptly upon the filing thereof, copies of all reports on Forms 10-K, 10-Q and 8-K (or their equivalents) which the Company shall have filed with the Securities and Exchange Commission;

         (g) if and when any member of the ERISA Group (i) gives or is required to give notice to the PBGC of any "reportable event" (as defined in Section 4043 of ERISA) with respect to any Plan which might constitute grounds for a termination of such Plan under Title IV of ERISA, or knows that the plan administrator of any Plan has given or is required to give notice of any such reportable event, a copy of the notice of such reportable event given or required to be given to the PBGC; (ii) receives notice of complete or partial withdrawal liability under Title IV of ERISA or notice that any Multiemployer Plan is in reorganization, is insolvent or has been terminated, a copy of such notice; (iii) receives notice from the PBGC under Title IV of ERISA of an intent to terminate, impose liability (other than for premiums under Section 4007 of ERISA) in respect of, or appoint a trustee to administer any Plan, a copy of such notice; (iv) applies for a waiver of the minimum funding standard under Section 412 of the Internal Revenue Code, a copy of such application; (v) gives notice of intent to terminate any Plan under Section 4041(c) of ERISA, a copy of such notice and other information filed with the PBGC; (vi) gives notice of withdrawal from any Plan pursuant to Section 4063 of ERISA, a copy of such notice; or (vii) fails to make any payment or contribution to any Plan or Multiemployer Plan or in respect of any Benefit Arrangement or makes any amendment to any Plan or Benefit Arrangement which has resulted or could result in the imposition of a Lien or the posting of a bond or other security, a certificate of the chief financial officer or the chief accounting officer of the Company setting forth details as to such occurrence and action, if any, which the Company or applicable member of the ERISA Group is required or proposes to take; and

         (h) from time to time such additional information regarding the financial position or business of the company and its Consolidated Subsidiaries as the Agent, at the request of any Bank, may reasonably request.

         SECTION 5.02. Payment of Obligations. The Company will pay and discharge, and will cause each Consolidated Subsidiary to pay and discharge, at or before maturity, all their respective material obligations and liabilities, including, without limitation, tax liabilities, except where any of the same may be contested in good faith by appropriate proceedings, and will maintain, and will cause each Consolidated Subsidiary to maintain, in accordance with generally accepted accounting principles, appropriate reserves for the accrual of any of the same.

         SECTION 5.03. Maintenance of Property; Insurance.

         (a) The Company will keep, and will cause each Consolidated Subsidiary to keep, all property useful and necessary in its business in good working order and condition, ordinary wear and tear excepted.

         (b) The Company will maintain, and will cause each Consolidated Subsidiary to maintain, insurance to such extent and against such hazards and liabilities as is commonly maintained by companies similarly situated or as the Required Banks may reasonably request from time to time.

         SECTION 5.04. Maintenance of Existence. The Company will maintain and preserve, and, subject to the provisions of clauses (x), (y) and (z) of
Section 5.13, will cause each Consolidated Subsidiary to maintain and preserve, its respective existence as a corporation or other form of business organization, as the case may be, and all rights, privileges, licenses, patents, patent rights, copyrights, trademarks, trade names, franchises and other authority to the extent material and necessary for the conduct of its respective business in the ordinary course as conducted from time to time.

         SECTION 5.05. Compliance with Laws, The Company will comply, and cause each Consolidated Subsidiary to comply, in all material respects with all applicable laws, ordinances, rules, regulations, and requirements of governmental authorities (including, without limitation,

Environmental Laws and ERISA and the rules and regulations thereunder) except where the necessity of compliance therewith is contested in good faith by appropriate proceedings.

         SECTION 5.06. Inspection of Property, Books and Records. The Company will keep, and will cause each Consolidated Subsidiary to keep, proper books of record and account in which full, true and correct entries in conformity with generally accepted accounting principles shall be made of all dealings and transactions in relation to its business and activities; and will permit, and will cause each Consolidated Subsidiary to permit, representatives of any Bank at such Bank's expense to visit and inspect any of their respective properties, to examine and make abstracts from any of their respective books and records and to discuss their respective affairs, finances and accounts with their respective officers, employees and independent public accountants, all at such reasonable times and as often as may reasonably be desired.

         SECTION 5.07. Current Ratio. Consolidated Current Assets will at no time be less than 105% of Consolidated Current Liabilities.

         SECTION 5.08. Consolidated Indebtedness to Consolidated Tangible Net Worth. Consolidated Indebtedness will at no time exceed 150% of Consolidated Tangible Net Worth.

         SECTION 5.09. Consolidated Debt to Consolidated Tangible Net Worth. Consolidated Debt will at no time exceed 120% of Consolidated Tangible Net Worth.


         SECTION 5.10. Interest Coverage. Consolidated Adjusted EBIT will not, for any period of four consecutive fiscal quarters, be less than 150% of Consolidated Interest Expense for such period.

         SECTION 5.11. Minimum Consolidated Tangible Net Worth. Consolidated Tangible Net Worth will at no time be less than the Minimum Compliance Level. The "Minimum Compliance Level" means, at any date, an amount equal to the sum of (a) $300,000,000 and (b) for each fiscal quarter of the Company ended after January 1, 1992 and on or prior to the date of determination for which Consolidated Net Earnings is a positive number, an amount equal to 40% of Consolidated Net Earnings for such fiscal quarter.

         SECTION 5.12. Negative Pledge. Neither the Company nor any Consolidated Subsidiary will create, assume or suffer to exist any Lien on any asset now owned or hereafter acquired by it, except:

         (a) Liens existing on the date of this Agreement securing Indebtedness outstanding on the date of this Agreement;

         (b) any Lien existing on any asset of any corporation at the time such corporation becomes a Consolidated Subsidiary and not created in contemplation of such event;

         (c) any Lien on any asset securing Indebtedness incurred or assumed for the purpose of financing all or any part of the cost of acquiring such asset, provided that such Lien attaches to such asset concurrently with or within 90 days after the acquisition thereof;

         (d) any Lien on any asset of any corporation existing at the time such corporation is merged or consolidated with or into the Company or a Consolidated Subsidiary and not created in contemplation of such event;

         (e) any Lien existing on any asset prior to the acquisition thereof by the Company or a Consolidated Subsidiary and not created in contemplation of such acquisition;

         (f) any Lien arising out of the refinancing, extension, renewal or refunding of any Indebtedness secured by any Lien permitted by any of the foregoing clauses of this Section, provided that such Indebtedness is not increased and is not secured by any additional assets;

         (g) Liens for taxes either not yet due or being contested in good faith by appropriate proceedings so long as such proceedings do not involve any material danger of the sale, forfeiture or loss of any material asset and the Company shall maintain in accordance with generally accepted accounting principles appropriate reserves therefor;

         (h) materialmen's, mechanic's, workmen's, repairmen's or other like Liens arising in the ordinary course of business (including those arising under maintenance agreements entered into in the ordinary course of business) securing obligations that are not overdue or are being contested in good faith by appropriate proceedings so long as such proceedings do not involve any material danger of the sale, forfeiture or loss of any material asset;

         (i) Liens which are bonded in a manner reasonably satisfactory to the Required Banks;

         (j) Liens arising out of any judgment or award in an amount of $50,000,000 or less, but only if the judgment secured shall be discharged, vacated, reversed or execution thereof stayed pending appeal within 30 days after the entry thereof, and such discharge, vacation, reversal or stay shall continue in force and effect;

         (k) Liens arising in the ordinary course of its business which (i) do not secure Debt, (ii) do not secure any obligation in an amount exceeding $50,000,000 and (iii) do not in the aggregate materially detract from the value of its assets or materially impair the use thereof in the operation of its business;

         (l) Liens on cash and cash equivalents securing Derivatives Obligations, provided that the aggregate amount of cash and cash equivalents subject to such Liens may at no time exceed $25,000,000; and

         (m) Liens not otherwise permitted by the foregoing clauses of this Section securing Indebtedness in an aggregate principal or face amount at any date not to exceed 10% of Consolidated Tangible Net Worth.

         SECTION 5.13. Consolidations, Mergers and Sales of Assets. The Company will not, and will not permit any Consolidated Subsidiary to:

         (a)     be a party to any merger or consolidation;

         (b) sell, transfer, convey, lease or otherwise dispose of all or any of the assets of the Company and its Consolidated Subsidiaries, except and excluding sales of inventory in the ordinary course of business, in excess in value, in the aggregate for all such sales, transfers, conveyances, leases or other disposals per fiscal year of the Company and Consolidated Subsidiaries of the Sale Limit (as hereinafter defined) (provided that any primary or secondary sale of equity securities of a Consolidated Subsidiary that results in its ceasing to be a Consolidated Subsidiary shall be deemed to be a sale of all the assets of such Consolidated Subsidiary); or

          (c) sell or assign, with or without recourse, any accounts receivable or chattel paper, in excess for the aggregate face amount of all accounts receivable or chattel paper sold and outstanding at any one time of $100,000,000.

         Notwithstanding the foregoing:

                   (x) any Consolidated Subsidiary may merge into the Borrower or into or with any other Consolidated Subsidiary;

                   (y) any Consolidated Subsidiary may consolidate with any other Consolidated Subsidiary so long as the resulting Person is a Consolidated Subsidiary; and

                   (z) any Consolidated Subsidiary may sell, transfer, convey, lease or assign any or all of its assets to the Company or other Consolidated Subsidiary; provided, in each of the cases described in preceding clauses (x), (y) and (z), that immediately thereafter and after giving effect thereto, no Default shall have occurred and be continuing.

         For purposes of this Section 5.13 only, the "Sale Limit" shall mean an annual amount equalling 25% of Consolidated Tangible Net Worth determined as of the end of the immediately preceding fiscal year. The term "value" shall mean, with respect to any asset, stock or other ownership or equity interest disposed of, the greater of such item's book or fair market value as of the date of disposition, with "book value" being the value of such item as would appear immediately prior to such disposition on a balance sheet of the owner of such item prepared in accordance with generally accepted accounting principles.

         SECTION 5.14. Use of Proceeds. The proceeds of the Loans made under this Agreement will be used by the Company for general corporate purposes. None of such proceeds will be used, directly or indirectly, for the purpose, whether immediate, incidental or ultimate, of buying or carrying any "margin stock" within the meaning of Regulation U.


                                   ARTICLE VI

                                    DEFAULTS

         SECTION 6.01. Events of Default. If one or more of the following events ("Events of Default") shall have occurred and be continuing:

         (a) either Borrower shall fail to pay when due any principal of any Loan;

         (b) either Borrower shall fail to pay interest on any Loan or any fees or other amounts payable hereunder within five days after the same becomes due and payable;

         (c) the Company shall fail to observe or perform any covenant contained in Sections 5.07 to 5.14, inclusive;

         (d) either Borrower shall fail to observe or perform any covenant or agreement contained in this Agreement (other than those covered by clause (a), (b) or (c) above) for 30 days after written notice thereof has been given to the Company by the Agent at the request of any Bank;

         (e) any representation, warranty, certification or statement made by either Borrower in this Agreement or in any certificate, financial statement or other document delivered pursuant to this Agreement shall prove to have been incorrect in any material respect when made (or deemed made);

         (f) the Company or any Consolidated Subsidiary shall fail to make any payment in respect of any Material Indebtedness when due or within any applicable grace period;

         (g) any event or condition shall occur which results in the acceleration of the maturity of any Material Indebtedness or enables (or, with the giving of notice or lapse of time or both, would enable) the holder of such Indebtedness or any Person acting on such holder's behalf to accelerate the maturity thereof;

         (h) the Company or any Consolidated Subsidiary shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due, or shall take any corporate action to authorize any of the foregoing;

         (i) an involuntary case or other proceeding shall be commenced against the Company or any Consolidated Subsidiary seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 30 days; or an order for relief shall be entered against the Company or any Consolidated Subsidiary under the federal bankruptcy laws as now or hereafter in effect;

         (j) any member of the ERISA Group shall fail to pay when due an amount or amounts aggregating in excess of $10,000,000 which it shall have become liable to pay under Title IV of ERISA; or notice of intent to terminate a Material Plan shall be filed under Title IV of ERISA by any member of the ERISA Group, any plan administrator or any combination of the foregoing; or the PBGC shall institute proceedings under Title IV of ERISA to terminate, to impose liability (other than for premiums under Section 4007 of ERISA) in respect of, or to cause a trustee to be appointed to administer any Material Plan; or a condition shall exist by reason of which the PBGC would be entitled to obtain a decree adjudicating that any Material Plan must be terminated; or there shall occur a complete or partial withdrawal from, or a default, within the meaning of Section 4219(c)(5) of ERISA, with respect to, one or more Multiemployer Plans which could cause one or more members of the ERISA Group to incur a current payment obligation in excess of $10,000,000;

         (k) judgments or orders for the payment of money in excess of $10,000,000 in the aggregate shall be rendered against the Company or any Consolidated Subsidiary and such judgments or orders shall continue unsatisfied and unstayed for a period of 30 days; or

         (l) any person or group of persons (within the meaning of Section 13 or 14 of the Securities Exchange Act of 1934, as amended) shall have acquired beneficial ownership (within the meaning of Rule 13d-3 promulgated by the Securities and Exchange Commission under said Act) of 35% or more of the outstanding shares of common stock of the Company; or, during any period of 12 consecutive calendar months, individuals who were directors of the Company on the first day of such period shall cease to constitute a majority of the board of directors of the Company;

then, and in every such event, the Agent shall (i) if requested by Banks having more than 50% in aggregate amount of the Commitments, by notice to the Company terminate the Commitments and they shall thereupon terminate, and (ii) if requested by Banks holding Notes evidencing more than 50% in aggregate principal amount of the Loans, by notice to the Borrowers declare the Notes (together with accrued interest thereon) to be, and the Notes shall thereupon become, immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by each Borrower; provided that in the case of any of the Events of Default specified in clause
(h) or (i) above with respect to either Borrower, without any notice to either Borrower or any other act by the Agent or the Banks, the Commitments shall thereupon terminate and the Notes (together with accrued interest thereon) shall become immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by each Borrower.

         SECTION 6.02. Notice of Default. The Agent shall give notice to the Company under Section 6.01(d) promptly upon being requested to do so by any Bank and shall thereupon notify all the Banks thereof.


                                  ARTICLE VII

                                   THE AGENT

         SECTION 7.01. Appointment and Authorization. Each Bank irrevocably appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under this Agreement and the Notes as are delegated to the Agent by the terms hereof or thereof, together with all such powers as are reasonably incidental thereto.

         SECTION 7.02. Agent and Affiliates. Morgan Guaranty Trust Company of New York shall have the same rights and powers under this Agreement as any other Bank and may exercise or refrain from exercising the same as though it were not the Agent, and Morgan Guaranty Trust Company of New York and its Affiliates may accept deposits from, lend money to, and generally engage in any kind of business with either Borrower or any Subsidiary or Affiliate of either Borrower as if it were not the Agent hereunder.

         SECTION 7.03. Action by Agent. The obligations of the Agent hereunder are only those expressly set forth herein. Without limiting the generality of the foregoing, the Agent shall not be required to take any action with respect to any Default, except as expressly provided in Article VI.

         SECTION 7.04. Consultation with Experts. The Agent may consult with legal counsel (who may be counsel for either Borrower), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the advice of such counsel, accountants or experts.

         SECTION 7.05. Liability of Agent. Neither the Agent nor any of its Affiliates nor any of their respective directors, officers, agents or employees shall be liable for any action taken or not taken by it in connection herewith
(i) with the consent or at the request of the Required Banks or (ii) in the absence of its own gross negligence or willful misconduct. Neither the Agent nor any of its Affiliates nor any of their respective directors, officers, agents or employees shall be responsible for or have any duty to ascertain, inquire into or verify (i) any statement, warranty or representation made in connection with this Agreement or any borrowing hereunder; (ii) the performance or observance of any of the covenants or agreements of the Borrowers; (iii) the satisfaction of any condition specified in Article III, except receipt of items required to be delivered to the Agent; or (iv) the validity, effectiveness or genuineness of this Agreement, the Notes or any other instrument or writing furnished in connection herewith. The Agent shall not incur any liability by acting in reliance upon any notice, consent, certificate, statement, or other writing (which may be a bank wire, telex, facsimile transmission or similar writing) believed by it to be genuine or to be signed by the proper party or parties.

         SECTION 7.06. Indemnification. Each Bank shall, ratably in accordance with its Commitment, indemnify the Agent, its Affiliates and their respective directors, officers, agents and employees (to the extent not reimbursed by the Borrowers) against any cost, expense (including reasonable counsel fees and disbursements), claim, demand, action, loss or liability (except such as result from such indemnitees' gross negligence or willful misconduct) that such indemnitees may suffer or incur in connection with this Agreement or any action taken or omitted by such indemnitees hereunder.

         SECTION 7.07. Credit Decision. Each Bank acknowledges that it has, independently and without reliance upon the Agent or any other Bank, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Bank also acknowledges that it will, independently and without reliance upon the Agent or any other Bank, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking any action under this Agreement.

         SECTION 7.08. Successor Agent. The Agent may resign at any time by giving notice thereof to the Banks and the Company. Upon any such resignation, the Required Banks shall have the right to appoint a successor Agent. If no successor Agent shall have been so appointed by the Required Banks, and shall have accepted such appointment, within 30 days after the retiring Agent gives notice of resignation, then the retiring Agent may, on behalf of the Banks, appoint a successor Agent, which shall be a commercial bank organized or licensed under the laws of the United States of America or of any State thereof and having a combined capital and surplus of at least $50,000,000. Upon the acceptance of its appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder. After any retiring Agent's resignation hereunder as Agent, the provisions of this Article shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent.

         SECTION 7.09. Agent's Fee. The Company shall pay to the Agent for its own account fees in the amounts and at the times previously agreed upon between the Company and the Agent.


                                  ARTICLE VIII

                            CHANGE IN CIRCUMSTANCES

         SECTION 8.01. Basis for Determining Interest Rate Inadequate or Unfair. If on or prior to the first day of any Interest Period for any Fixed Rate Borrowing:

         (a) the Agent is advised by the Reference Banks that deposits in dollars (in the applicable amounts) are not being offered to the Reference Banks in the relevant market for such Interest Period, or

         (b) in the case of a Committed Borrowing, Banks having 50% or more of the aggregate amount of the Commitments advise the Agent that the Adjusted CD Rate or the Adjusted London Interbank Offered Rate, as the case may be, as determined by the Agent will not adequately and fairly reflect the cost to such Banks of funding their CD Loans or Euro-Dollar Loans, as the case may be, for such Interest Period, the Agent shall forthwith give notice thereof to the Company and the Banks, whereupon until the Agent notifies the Company that the circumstances giving rise to such suspension no longer exist, the obligations of the Banks to make CD Loans or Euro-Dollar Loans, as the case may be, shall be suspended. Unless the Borrower notifies the Agent at least two Domestic Business Days before the date of any Fixed Rate Borrowing for which a Notice of Borrowing has previously been given that it elects not to borrow on such date, (i) if such Fixed Rate Borrowing is a Committed Borrowing, such Borrowing shall instead be made as a Base Rate Borrowing and (ii) if such Fixed Rate Borrowing is a Money Market LIBOR Borrowing, the Money Market LIBOR Loans comprising such Borrowing shall bear interest for each day from and including the first day to but excluding the last day of the Interest Period applicable thereto at the Base Rate for such day.

         SECTION 8.02. Illegality. If, on or after the date of this Agreement, the adoption of any applicable law, rule or regulation, or any change in any applicable law, rule or regulation, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Bank (or its Euro-Dollar Lending Office) with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency shall make it unlawful or impossible for any Bank (or its Euro-Dollar Lending Office) to make, maintain or fund its Euro-Dollar Loans to either Borrower and such Bank shall so notify the Agent, the Agent shall forthwith give notice thereof to the other Banks and the Borrower, whereupon until such Bank notifies the Borrower and the Agent that the circumstances giving rise to such suspension no longer exist, the obligation of such Bank to make Euro-Dollar Loans to such Borrower shall be suspended. Before giving any notice to the Agent pursuant to this Section, such Bank shall designate a different Euro-Dollar Lending Office if such designation will avoid the need for giving such notice and will not, in the judgment of such Bank, be otherwise disadvantageous to such Bank. If such Bank shall determine that it may not lawfully continue to maintain and fund any of its outstanding Euro-Dollar Loans to maturity and shall so specify in such notice, the Borrower shall immediately prepay in full the then outstanding principal amount of each such Euro-Dollar Loan, together with accrued interest thereon. Concurrently with prepaying each such Euro-Dollar Loan, the Borrower shall borrow a Base Rate Loan in an equal principal amount from such Bank (on which interest and principal shall be payable contemporaneously with the related Euro-Dollar Loans of the other Banks), and such Bank shall make such a Base Rate Loan.

         SECTION 8.03. Increased Cost and Reduced Return.  (a) If on or after
(x) the date hereof, in the case of any Committed Loan or any obligation to make Committed Loans or (y) the date of the related Money Market Quote, in the case of any Money Market Loan, the adoption of any applicable law, rule or regulation, or any change in any applicable law, rule or regulation, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Bank (or its Applicable Lending Office) with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency shall impose, modify or deem applicable any reserve (including, without limitation, any such requirement imposed by the Board of Governors of the Federal Reserve System, but excluding (i) with respect to any CD Loan any such requirement included in an applicable Domestic Reserve Percentage and (ii) with respect to any Euro-Dollar Loan any such requirement included in an applicable Euro-Dollar Reserve Percentage), special deposit, insurance assessment (excluding, with respect to any CD Loan, any such requirement reflected in an applicable Assessment Rate) or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Bank (or its Applicable Lending Office) or shall impose on any Bank (or its Applicable Lending Office) or on the United States market for certificates of deposit or the London interbank market any other condition affecting its Fixed Rate Loans, its Note or its obligation to make Fixed Rate Loans and the result of any of the foregoing is to increase the cost to such Bank (or its Applicable Lending Office) of making or maintaining any Fixed Rate Loan, or to reduce the amount of any sum received or receivable by such Bank (or its Applicable Lending Office) under this Agreement or under its Note with respect thereto, by an amount deemed by such Bank to be material, then, within 15 days after demand by such Bank (with a copy to the Agent), the Company shall pay to such Bank such additional amount or amounts as will compensate such Bank for such increased cost or reduction.

         (b) If any Bank shall have determined that, after the date hereof, the adoption of any applicable law, rule or regulation regarding capital adequacy, or any change in any such law, rule or regulation, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on capital of such Bank (or its Parent) as a consequence of such Bank's obligations hereunder to a level below that which such Bank (or its Parent) could have achieved but for such adoption, change, request or directive (taking into consideration its policies with respect to capital adequacy) by an amount deemed by such Bank to be material, then from time to time, within 15 days after demand by such Bank (with a copy to the Agent), the company shall pay to such Bank such additional amount or amounts as will compensate such Bank (or its Parent) for such reduction.

         (c) Each Bank will promptly notify the Company and the Agent of any event of which it has knowledge, occurring after the date hereof, which will entitle such Bank to compensation pursuant to this Section and will designate a different Applicable Lending Office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the judgment of such Bank, be otherwise disadvantageous to such Bank. A certificate of any Bank claiming compensation under this Section and setting forth the additional amount or amounts to be paid to it hereunder shall be conclusive in the absence of manifest error. In determining such amount, such Bank may use any reasonable averaging and attribution methods.

         SECTION 8.04. Taxes. (a) For purposes of this Section 8.04, the following terms have the following meanings:

         "Taxes" means any and all present or future taxes, duties, levies, imposts, deductions, charges or withholdings with respect to any payment by either Borrower pursuant to this Agreement or under any Note, and all liabilities with respect thereto, excluding (i) in the case of each Bank and the Agent, taxes imposed on its income, and franchise or similar taxes imposed on it, by a jurisdiction under the laws of which such Bank or the Agent (as the case may be) is organized or in which its principal executive office is located or, in the case of each Bank, in which its Applicable Lending Office is located and (ii) in the case of each Bank, any United States withholding tax imposed on such payments but only to the extent that such Bank is subject to United States withholding tax at the time such Bank first becomes a party to this Agreement.

         "Other Taxes" means any present or future stamp or documentary taxes and any other excise or property taxes, or similar charges or levies, which arise from any payment made pursuant to this Agreement or under any Note or from the execution or delivery of, or otherwise with respect to, this Agreement or any Note.

         (b) Any and all payments by either Borrower to or for the account of any Bank or the Agent hereunder or under any Note shall be made without deduction for any Taxes or Other Taxes; provided that, if either Borrower shall be required by law to deduct any Taxes or Other Taxes from any such payments,
(i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 8.04) such Bank or the Agent (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) such Borrower shall make such deductions, (iii) such Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law and (iv) such Borrower shall furnish to the Agent, at its address referred to in Section 11.01, the original or a certified copy of a receipt evidencing payment thereof,

         (c) The Company agrees to indemnify each Bank and the Agent for the full amount of Taxes or Other Taxes (including, without limitation, any Taxes or Other Taxes imposed or asserted by any jurisdiction on amounts payable under this Section 8.04) paid by such Bank or the Agent (as the case may be) and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto. This indemnification shall be paid within 15 days after such Bank or the Agent (as the case may be) makes demand therefor.

         (d) Each Bank organized under the laws of a jurisdiction outside the United States, on or prior to the date of its execution and delivery of this Agreement in the case of each Bank listed on the signature pages hereof and on or prior to the date on which it becomes a Bank in the case of each other Bank, and from time to time thereafter if requested in writing by the Borrower (but only so long as such Bank remains lawfully able to do so), shall provide each Borrower with Internal Revenue Service form 1001 or 4224, as appropriate, or any successor form prescribed by the Internal Revenue Service, certifying that such Bank is entitled to benefits under an income tax treaty to which the United States is a party which exempts the Bank from United States withholding tax or reduces the rate of withholding tax on payments of interest for the account of such Bank or certifying that the income receivable pursuant to this

Agreement is effectively connected with the conduct of a trade or business in the United States.

         (e) For any period with respect to which a Bank has failed to provide either Borrower with the appropriate form pursuant to Section 8.04(d) (unless such failure is due to a change in treaty, law or regulation occurring subsequent to the date on which such form originally was required to be provided), such Bank shall not be entitled to indemnification under Section 8.04(b) or (c) with respect to Taxes imposed by the United States on payments by such Borrower; provided that if a Bank, which is otherwise exempt from or subject to a reduced rate of withholding tax, becomes subject to Taxes because of its failure to deliver a form required hereunder, such Borrower shall take such steps as such Bank shall reasonably request to assist such Bank to recover such Taxes,

         (f) If either Borrower is required to pay additional amounts to or for the account of any Bank pursuant to this Section 8.04, then such Bank will change the jurisdiction of its Applicable Lending office if, in the judgment of such Bank, such change (i) will eliminate or reduce any such additional payment which may thereafter accrue and (ii) is not otherwise disadvantageous to such Bank.

         SECTION 8.05. Base Rate Loans Substituted for Affected Fixed Rate Loans. If (i) the obligation of any Bank to make Euro-Dollar Loans to either Borrower has been suspended pursuant to Section 8,02 or (ii) any Bank has demanded compensation under Section 8.03 or 8.04 with respect to its CD Loans or Euro-Dollar Loans and the Borrower shall, by at least five Euro-Dollar Business Days' prior notice to such Bank through the Agent, have elected that the provisions of this Section shall apply to such Bank, then, unless and until such Bank notifies the Borrower that the circumstances giving rise to such suspension or demand for compensation no longer exist:

         (a) all Loans to such Borrower which would otherwise be made by such Bank as CD Loans or Euro-Dollar Loans, as the case may be, shall be made instead as Base Rate Loans (on which interest and principal shall be payable contemporaneously with the related Fixed Rate Loans of the other Banks), and

         (b) after each of its CD Loans or Euro-Dollar Loans, as the case may be, to such Borrower has been repaid, all payments of principal which would otherwise be applied to repay such Fixed Rate Loans shall be applied to repay its Base Rate Loans instead.

         SECTION 8.06. Substitution of Bank. If (i) the obligation of any Bank to make Euro-Dollar Loans has been suspended pursuant to Section 8.02 or (ii) any Bank has demanded compensation under Section 8.03 or 8.04, the Borrowers shall have the right, with the assistance of the Agent, to seek a mutually satisfactory substitute bank or banks (which may be one or more of the Banks) to purchase the Note and assume the Commitment of such Bank.


                                   ARTICLE IX

                  REPRESENTATIONS AND WARRANTIES OF MK-OHIO

                     MK-Ohio represents and warrants that:

         SECTION 9.01. Corporate Existence and Power. it is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation and is a Wholly-Owned Consolidated Subsidiary of the Company.

         SECTION 9.02. Corporate and Governmental Authorization; Contravention. The execution and delivery by it of this Agreement and its Notes, and the performance by it of this Agreement and its Notes, are within its corporate powers, have been duly authorized by all necessary corporate action, require no action by or in respect of, or filing with, any governmental body, agency or official and do not contravene, or constitute a default under, any provision of applicable law or regulation or of its certificate or incorporation or by-laws or of any agreement, judgment, injunction, order, decree or other instrument binding upon it or any of its Subsidiaries result in the creation or imposition of any Lien on any asset of MK-Ohio or any of its Subsidiaries.

         SECTION 9.03. Binding Effect. This Agreement constitutes a valid and binding agreement of MK-Ohio and its Notes, when executed and delivered in accordance with this Agreement, will constitute valid and binding obligations of MK-Ohio.


                                   ARTICLE X

                                    GUARANTY

         SECTION 10.01. The Guarantees. Subject to Section 10.01, each Borrower hereby unconditionally guarantees the full and punctual payment (whether at stated maturity, upon acceleration or otherwise) of the principal of and interest on each Note issued by the other Borrower pursuant to this Agreement, and the full and punctual payment of all other amounts payable by the other Borrower under this Agreement. Upon failure by either Borrower to pay punctually any such amount, the other Borrower shall forthwith on demand pay the amount not so paid at the place and in the manner specified in this Agreement.

         SECTION 10.02. Guarantees Unconditional. Subject to Section 10.07, the obligations of each Borrower hereunder shall be unconditional and absolute and, without limiting the generality of the foregoing, shall not be released, discharged or otherwise affected by:

         (i) any extension, renewal, settlement, compromise, waiver or release in respect of any obligation of the other Borrower under this Agreement or any Note, by operation of law or otherwise;

         (ii) any modification or amendment of or supplement to this Agreement or any Note;

         (iii) any release, impairment, non-perfection or invalidity of any direct or indirect security for any obligation of the other Borrower under this Agreement or any Note;

         (iv) any change in the corporate existence, structure or ownership of the other Borrower, or any insolvency, bankruptcy, reorganization or other similar proceeding affecting the other Borrower or its assets or any resulting release or discharge of any obligation of the other Borrower contained in this Agreement or any Note;

         (v) the existence of any claim, set-off or other rights which a Borrower may have at any time against the other Borrower, the Agent, any Bank or any other Person, whether in connection herewith or any unrelated transactions, provided that nothing herein shall prevent the assertion of any such claim by separate suit or compulsory counterclaim;

         (vi) any invalidity or unenforceability relating to or against the other Borrower for any reason of this Agreement or any Note, or any provision of applicable law or regulation purporting to prohibit the payment by the other Borrower of the principal of or interest on any Note or any other amount payable by it under this Agreement; or

         (vii) any other act or omission to act or delay of any kind by the other Borrower, the Agent, any Bank or any other Person or any other circumstance whatsoever which might, but for the provisions of this paragraph, constitute a legal or equitable discharge of its obligations hereunder.

         SECTION 10.03. Discharge Only Upon Payment In Full; Reinstatement In Certain Circumstances. The Borrowers' obligations hereunder shall remain in full force and effect until the Commitments shall have terminated and the principal of and interest on the Notes and all other amounts payable by the Company and MK-Ohio under this Agreement shall have been paid in full. If at any time any payment of the principal of or interest on any Note or any other amount payable by a Borrower under this Agreement is rescinded or must be otherwise restored or returned upon the insolvency, bankruptcy or reorganization of a Borrower or otherwise, the other Borrower's obligations hereunder with respect to such payment shall be reinstated at such time as though such payment had been due but not made at such time.

         SECTION 10.04. Waiver by the Borrowers. Each Borrower irrevocably waives acceptance hereof, presentment, demand, protest and any notice not provided for herein, as well as any requirement that at any time any action be taken by any Person against the other Borrower or any other Person,

         SECTION 10.05. Subrogation, Each Borrower irrevocably waives any and all rights to which it may be entitled, by operation of law or otherwise, upon making any payment hereunder to be subrogated to the rights of the payee against the other Borrower with respect to such payment or against any direct or indirect security therefor, or otherwise to be reimbursed, indemnified or exonerated by or for the account of the other Borrower in respect thereof.

         SECTION 10.06. Stay of Acceleration, In the event that acceleration of the time for payment of any amount payable by either Borrower under this Agreement or its Notes is stayed upon insolvency, bankruptcy or reorganization of such Borrower, all such amounts otherwise subject to acceleration under the terms of this Agreement shall nonetheless be payable by the other Borrower hereunder forthwith on demand by the Agent made at the request of the Required Banks.

         SECTION 10.07. Limit of Liability. The obligations of MK-Ohio under this Article X shall be limited to an aggregate amount equal to the largest amount that would not render its obligations under this Article X subject to avoidance under Section 548 of the United States

Bankruptcy Code or any comparable provisions of any applicable state law.


                                   ARTICLE XI

                                 MISCELLANEOUS


         SECTION 11.01. Notices. All notices, requests and other communications to any party hereunder shall be in writing (including bank wire, telex, facsimile transmission or similar writing) and shall be given to such party: (X) in the case of either Borrower or the Agent, at its address, facsimile number or telex number set forth on the signature pages hereof, (y) in the case of any Bank, at its address, facsimile number or telex number set forth in its Administrative Questionnaire or (z) in the case of any party, such other address, facsimile number or telex number as such party may hereafter specify for the purpose by notice to the Agent and the Company. Each such notice, request or other communication shall be effective (i) if given by telex, when such telex is transmitted to the telex number specified in this Section and the appropriate answerback is received, (ii) if given by facsimile transmission, when transmitted to the facsimile number specified in this Section and confirmation of receipt is received, (iii) if given by mail, 72 hours after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid or (iv) if given by any other means, when delivered at the address specified in this Section; provided that notices to the Agent under Article II or Article VIII shall not be effective until received.

         SECTION 11.02. No Waivers. No failure or delay by the Agent or any Bank in exercising any right, power or privilege hereunder or under any Note shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

         SECTION 11.03. Expenses; Indemnification.  (a) The Company shall pay
(i) all reasonable out-of-pocket expenses of the Agent, including reasonable fees and disbursements of special counsel for the Agent, in connection with the preparation and administration of this Agreement, any waiver or consent hereunder or any amendment hereof or any Default or alleged Default hereunder and (ii) if an Event of Default occurs, all reasonable out-of-pocket expenses incurred by the Agent and each Bank, including the reasonable fees and disbursements of counsel (including allocated costs of internal counsel), in connection with such Event of Default and collection, bankruptcy, insolvency and other enforcement proceedings resulting therefrom.

         (b) The Company agrees to indemnify the Agent and each Bank, their respective Affiliates and the respective directors, officers, agents and employees of the foregoing (each an "Indemnitee") and hold each Indemnitee harmless from and against any and all liabilities, losses, damages, costs and expenses of any kind, including, without limitation, the reasonable fees and disbursements of counsel (including allocated costs of internal counsel), which may be incurred by such Indemnitee in connection with any investigative, administrative or judicial proceeding (whether or not such Indemnitee shall be designated a party thereto) brought or threatened relating to or arising out of this Agreement or any actual or proposed use of proceeds of Loans hereunder; provided that no Indemnitee shall have the right to be indemnified hereunder
(i) for such Indemnitee's own gross negligence or willful misconduct or (ii) in the case of any Bank, for its failure to perform the duties expressly required to be performed by it by the terms of this Agreement, in each case as determined by a court of competent jurisdiction.

         SECTION 11.04. Sharing of Set-Offs. Each Bank agrees that if it shall, by exercising any right of set-off or counterclaim or otherwise, receive payment of a proportion of the aggregate amount of principal and interest due with respect to any Note held by it which is greater than the proportion received by any other Bank in respect of the aggregate amount of principal and interest due with respect to any Note held by such other Bank, the Bank receiving such proportionately greater payment shall purchase such participations in the Notes held by the other Banks, and such other adjustments shall be made, as may be required so that all such payments of principal and interest with respect to the Notes held by the Banks shall be shared by the Banks pro rata; provided that nothing in this Section shall impair the right of any Bank to exercise any right of set-off or counterclaim it may have and to apply the amount subject to such exercise to the payment of indebtedness of a Borrower other than its indebtedness hereunder. Each Borrower agrees, to the fullest extent it may effectively do so under applicable law, that any holder of a participation in a Note, whether or not acquired pursuant to the foregoing arrangements, may exercise rights of set-off or counterclaim and other rights with respect to such participation as fully as if such holder of a participation were a direct creditor of such Borrower in the amount of such participation.

         SECTION 11.05. Amendments and Waivers. Any provision of this Agreement or the Notes may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by the Borrowers and the Required Banks (and, if the rights or duties of the Agent are affected thereby, by the Agent); provided that no such amendment or waiver shall, unless signed by all the Banks, (i) increase or decrease the Commitment of any Bank (except for a ratable decrease in the Commitments of all Banks) or subject any Bank to any additional obligation, (ii) reduce the principal of or rate of interest on any Loan or any fees hereunder, (iii) postpone the date fixed for any payment of principal of or interest on any Loan or any fees hereunder or for any reduction or termination of any Commitment, (iv) change the aggregate amount by which or to which the Commitments are required to be reduced on or prior to any Commitment Reduction Date or (v) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Notes, or the number of Banks, which shall be required for the Banks or any of them to take any action under this Section or any other provision of this Agreement.

         SECTION 11.06. Successors and Assigns. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that neither Borrower may assign or otherwise transfer any of its rights under this Agreement without the prior written consent of all Banks.

         (b) Any Bank may at any time grant to one or more banks or other institutions (each a "Participant") participating interests in its Commitment or any or all of its Loans. In the event of any such grant by a Bank of a participating interest to a Participant, whether or not upon notice to the Borrowers and the Agent, such Bank shall remain responsible for the performance of its obligations hereunder, and the Borrowers and the Agent shall continue to deal solely and directly with such Bank in connection with such Bank's rights and obligations under this Agreement. Any agreement pursuant to which any Bank may grant such a participating interest shall provide that such Bank shall retain the sole right and responsibility to enforce the obligations of the Borrowers hereunder including, without limitation, the right to approve any amendment, modification or waiver of any provision of this Agreement; provided that such participation agreement may provide that such Bank will not agree to any modification, amendment or waiver of this Agreement described in clause
(i), (ii), (iii) or (iv) of Section 11.05 without the consent of the Participant. The Borrowers agree that each Participant shall, to the extent provided in its participation agreement, be entitled to the benefits of Article VIII with respect to its participating interest. An assignment or other transfer which is not permitted by subsection (c) or (d) below shall be given effect for purposes of this Agreement only to the extent of a participating interest granted in accordance with this subsection (b).

         (c) Any Bank may at any time assign to one or more banks or other institutions (each an "Assignee") all, or a proportionate part (equivalent to an initial Commitment of not less than $10,000,000) of all, of its rights and obligations under this Agreement and the Notes, and such Assignee shall assume such rights and obligations, pursuant to an Assignment and Assumption Agreement in substantially the form of Exhibit H hereto executed by such Assignee and such transferor Bank, with (and subject to) the subscribed consent of the Company and the Agent; provided that if an Assignee is an Affiliate of such transferor Bank or was a Bank immediately prior to such assignment, no such consent shall be required; and provided further that such assignment may, but need not, include rights of the transferor Bank in respect of outstanding Money Market Loans. Upon execution and delivery of such instrument and payment by such Assignee to such transferor Bank of an amount equal to the purchase price agreed between such transferor Bank and such Assignee, such Assignee shall be a Bank party to this Agreement and shall have all the rights and obligations of a Bank with a Commitment as set forth in such instrument of assumption, and the transferor Bank shall be released from its obligations hereunder to a corresponding extent, and no further consent or action by any party shall be required. Upon the consummation of any assignment pursuant to this subsection
(c), the transferor Bank, the Agent and the Borrowers shall make appropriate arrangements so that, if required, new Notes are issued to the Assignee. In connection with any such assignment, the transferor Bank shall pay to the Agent an administrative fee for processing such assignment in the amount of $2,500. If the Assignee is not incorporated under the laws of the United States of America or a state thereof, it shall deliver to the Borrowers and the Agent certification as to exemption from deduction or withholding of any United States federal income taxes in accordance with Section 8.04.

         (d) Any Bank may at any time assign all or any portion of its rights under this Agreement and its Notes to a Federal Reserve Bank. No such assignment shall release the transferor Bank from its obligations hereunder.

         (e) No Assignee, Participant or other transferee of any Bank's rights shall be entitled to receive any greater payment under Section 8.03 or
8.04 than such Bank would have been entitled to receive with respect to the rights transferred, unless such transfer is made with the Company's prior written consent or by reason of the provisions of Section 8.02, 8.03 or 8.04 requiring such Bank to designate a different Applicable Lending Office under certain circumstances or at a time when the circumstances giving rise to such greater payment did not exist.

         SECTION 11.07. Collateral. Each of the Banks represents to the Agent and each of the other Banks that it in good faith is not relying upon any "margin stock" (as defined in Regulation U) as collateral in the extension or maintenance of the credit provided for in this Agreement,

         SECTION 11.08. Governing Law; Submission to Jurisdiction. This Agreement and each Note shall be governed by and construed in accordance with the laws of the State of New York. Each Borrower hereby submits to the nonexclusive jurisdiction of the United States District Court for the Southern District of New York and of any New York State court sitting in New York City for purposes of all legal proceedings arising out of or relating to this Agreement or the transactions contemplated hereby. Each Borrower irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum.

         SECTION 11.09. Counterparts; Integration; Effectiveness. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement constitutes the entire agreement and understanding among the parties hereto and supersedes any and all prior agreements and understandings, oral or written, relating to the subject matter hereof. This Agreement shall become effective upon receipt by the Agent of counterparts hereof signed by each of the parties hereto (or, in the case of any party as to which an executed counterpart shall not have been received, receipt by the Agent in form satisfactory to it of telegraphic, telex, facsimile or other written confirmation from such party of execution of a counterpart hereof by such party),

         SECTION 11.10. WAIVER OF JURY TRIAL, EACH OF THE BORROWERS, THE AGENT AND THE BANKS HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                                   MORRISON KNUDSEN CORPORATION
                                     (a Delaware corporation)



                                   By /s/J.F. CLEARY, JR.      /s/D.L. BRIGHAM
                                      ----------------------------------------
                                      Title:  Vice President       Treasurer
                                                Finance & Planning

                                      [Address] P.O. Box 73 Boise, ID 83729
                                      Telex number: 368439
                                      Facsimile number: (208) 386-5922

                                      MORRISON KNUDSEN CORPORATION
                                      (an Ohio Corporation)



                                   By /s/J.F. CLEARY, JR.        /s/D.L.BRIGHAM
                                    -------------------------------------------
                                      Title:  Vice President         Treasurer
                                                Finance & Planning

                                      [Address] P.0, Box 73 Boise, ID 83729
                                      Telex number: 368439
                                      Facsimile number:  (208)386-5743

Commitments
- -----------

$12,500,000                     MORGAN GUARANTY TRUST COMPANY
                                  OF NEW YORK



                                By  /s/    STEVEN A. TULIP
                                   ----------------------------------
                                           Steven A. Tulip
                                   Title:  Vice President


$12,500,000                     J.P. MORGAN DELAWARE



                                By
                                   ----------------------------------
                                   Title:


$25,000,000                     BANK OF AMERICA NATIONAL TRUST
                                  AND SAVINGS ASSOCIATION



                                By
                                   ----------------------------------
                                   Title:


$25,000,000                     CONTINENTAL BANK N.A.



                                By
                                   -----------------------------------
                                   Title:



$25,000,000                     DEUTSCHE BANK AG,
                                  LOS ANGELES BRANCH AND/OR
                                  CAYMAN ISLANDS BRANCH



                                By
                                   -----------------------------------
                                   Title:


                                By
                                   -----------------------------------
                                   Title:

Commitments
- -----------

$12,500,000                     MORGAN GUARANTY TRUST COMPANY
                                  OF NEW YORK



                                By
                                   ----------------------------------
                                   Title:


$12,500,000                     J.P. MORGAN DELAWARE



                                By  /s/PHILLIP S. DETJENS
                                   ----------------------------------
                                   Name: Phillip S. Detjens
                                   Title: Vice President


$25,000,000                     BANK OF AMERICA NATIONAL TRUST
                                  AND SAVINGS ASSOCIATION



                                By  /s/
                                   -----------------------------------
                                   Title: Vice President


$25,000,000                     CONTINENTAL BANK N.A.



                                By
                                   -----------------------------------
                                   Title:



$25,000,000                     DEUTSCHE BANK AG,
                                  LOS ANGELES BRANCH AND/OR
                                  CAYMAN ISLANDS BRANCH



                                By
                                   -----------------------------------
                                   Title:


                                By
                                   -----------------------------------
                                   Title:

Commitments
- -----------

$12,500,000                     MORGAN GUARANTY TRUST COMPANY
                                  OF NEW YORK



                                By
                                   ----------------------------------
                                   Title:


$12,500,000                     J.P. MORGAN DELAWARE



                                By
                                   ----------------------------------
                                   Title:


$25,000,000                     BANK OF AMERICA NATIONAL TRUST
                                  AND SAVINGS ASSOCIATION



                                By
                                   ----------------------------------
                                   Title:


$25,000,000                     CONTINENTAL BANK N.A.



                                By  /s/    HETTY E. HARLAN
                                   -----------------------------------
                                   Title:  Managing Director



$25,000,000                     DEUTSCHE BANK AG,
                                  LOS ANGELES BRANCH AND/OR
                                  CAYMAN ISLANDS BRANCH



                                By
                                   -----------------------------------
                                   Title:


                                By
                                   -----------------------------------
                                   Title:

Commitments
- -----------

$12,500,000                     MORGAN GUARANTY TRUST COMPANY
                                  OF NEW YORK



                                By
                                   ----------------------------------
                                   Title:


$12,500,000                     J.P. MORGAN DELAWARE



                                By
                                   ----------------------------------
                                   Title:


$25,000,000                     BANK OF AMERICA NATIONAL TRUST
                                  AND SAVINGS ASSOCIATION



                                By /s/RICHARD J. CERF
                                   ----------------------------------
                                   Title: VP


$25,000,000                     CONTINENTAL BANK N.A.



                                By
                                   -----------------------------------
                                   Title:



$25,000,000                     DEUTSCHE BANK AG,
                                  LOS ANGELES BRANCH AND/OR
                                  CAYMAN ISLANDS BRANCH



                                By
                                   -----------------------------------
                                   Title:


                                By
                                   -----------------------------------
                                   Title:

Commitments
- -----------

$12,500,000                     MORGAN GUARANTY TRUST COMPANY
                                  OF NEW YORK



                                By
                                   ----------------------------------
                                   Title:


$12,500,000                     J.P. MORGAN DELAWARE



                                By
                                   ----------------------------------
                                   Title:


$25,000,000                     BANK OF AMERICA NATIONAL TRUST
                                  AND SAVINGS ASSOCIATION



                                By
                                   ----------------------------------
                                   Title:


$25,000,000                     CONTINENTAL BANK N.A.



                                By
                                   -----------------------------------
                                   Title:



$25,000,000                     DEUTSCHE BANK AG,
                                  LOS ANGELES BRANCH AND/OR
                                  CAYMAN ISLANDS BRANCH



                                By  /s/   JONATHAN SCOTT JESSUP
                                   -----------------------------------
                                   Title:  J. Scott Jessup
                                           Vice President


                                By  /s/     STEVEN N. WARDEN
                                   -----------------------------------
                                   Title:  Steven N. Warden
                                           Director

 $25,000,000                            SOCIETY NATIONAL BANK



                                        By  /s/    JANICE M. COOK
                                           --------------------------------
                                           Title:  Vice President



$25,000,000                             NATIONAL WESTMINSTER BANK PLC



                                        By
                                           --------------------------------
                                           Title:

- ------------------

Total Commitments

$150,000,000
==================

                                        MORGAN GUARANTY TRUST COMPANY
                                          OF NEW YORK, as Agent



                                        By
                                           --------------------------------
                                           Title:
                                        60 Wall Street
                                        New York, New York 10260-0060
                                        Attention:
                                                   ------------------------
                                        Telex number: 177615
                                        Facsimile number:

 $25,000,000                            SOCIETY NATIONAL BANK



                                        By
                                           --------------------------------
                                           Title:



$25,000,000                             NATIONAL WESTMINSTER BANK PLC



                                        By  /s/[unreadable signature]
                                           --------------------------------
                                           Title: S.V.P.

- ------------------

Total Commitments

$150,000,000
==================

                                        MORGAN GUARANTY TRUST COMPANY
                                          OF NEW YORK, as Agent



                                        By
                                           --------------------------------
                                           Title:
                                        60 Wall Street
                                        New York, New York 10260-0060
                                        Attention:
                                                   ------------------------
                                        Telex number: 177615
                                        Facsimile number:

 $25,000,000                            SOCIETY NATIONAL BANK



                                        By
                                           --------------------------------
                                           Title:



$25,000,000                             NATIONAL WESTMINSTER BANK PLC



                                        By
                                           --------------------------------
                                           Title:

- ------------------

Total Commitments

$150,000,000
==================

                                        MORGAN GUARANTY TRUST COMPANY
                                          OF NEW YORK, as Agent



                                        By  /s/   STEVEN A. TULIP
                                           --------------------------------
                                                  Steven A. Tulip
                                           Title: Vice President

                                        60 Wall Street
                                        New York, New York 10260-0060
                                        Attention:
                                                   ------------------------
                                        Telex number: 177615
                                        Facsimile number:

                                PRICING SCHEDULE



         The "Euro-Dollar Margin", "CD Margin" and "Facility Fee Rate" for any day are the respective percentages set forth below in the applicable row under the column corresponding to the Status that exists on such day:

         ========================================================
                       Level    Level    Level    Level    Level
         Status          I       II       III      IV        V
         ========================================================
         Euro-Dollar
         Margin        0.20%    0.30%    0.40%    0.50%    0.70%

         --------------------------------------------------------
         CD Margin     0.325%   0.425%   0.525%   0.625%   0.825%

         --------------------------------------------------------
         Facility Fee  0.15%   0.175%    0.20%    0.225%   0.30%
         Rate
         ========================================================


         For purposes of this Schedule, the following terms have the following meanings:

         "Level I Status" exists at any date if, at such date, (a)(i) the Borrower's long-term debt is rated A- or higher by S&P and, if rated by Moody's, A3 or higher by Moody's or (ii) the Borrower's commercial paper is rated A1 or higher by S&P and P1 by Moody's and (b) neither Level III Status, Level IV Status nor Level V Status exists.

         "Level II Status" exists at any date if, at such date, (a)(i) the Borrower's long-term debt is rated BBB+ or higher by S&P and, if rated by Moody's, Baa1 or higher by Moody's or (ii) the Borrower's commercial paper is rated A2 or higher by S&P and P2 or higher by Moody's and (b) none of Level I Status, Level III Status, Level IV Status or Level V Status exists.

         "Level III Status" exists at any date if, at such date, (a)(i) the Borrower's long-term debt is rated BBB by S&P or, if rated by Moody's, Baa2 by Moody's or (ii) the Borrower's commercial paper is rated A3 by S&P and P2 or higher by Moody's or A2 or higher by S&P and P3 by Moody's and (b) neither Level IV Status nor Level V Status exists.

         "Level IV Status" exists at any date if, at such date, (a)(i) the Borrower's long-term debt is rated BBB- by S&P or, if rated by Moody's, Baa3 by Moody's or (ii) the Borrower's commercial paper is rated A3 by S&P and P3 by Moody's and (b) Level V Status does not exist.

         "Level V Status" exists at any date if, at such date, (a) the Borrower's long-term debt is rated BB+ or lower by S&P or, if rated by Moody's, Ba1 or lower by Moody's or (b) the Borrower's long-term debt is rated by neither S&P nor Moody's and either (x) the Borrower's commercial paper is not rated by both S&P and Moody's or (y) the Borrower's commercial paper is rated below A3 by S&P or below P3 by Moody's.

         "Moody's" means Moody's Investors Service, Inc.

         "S&P" means Standard & Poor's Corporation.

         "Status" refers to the determination of which of Level I Status, Level II Status, Level III Status, Level IV Status or Level V Status exists at any date.

The credit ratings to be utilized for purposes of this Schedule are those assigned to the senior unsecured long-term debt and commercial paper of the Borrower without third-party credit enhancement, and any rating assigned to any other debt security of the Borrower shall be disregarded. The rating in effect at any date is that in effect at the close of business on such date.

                                                                       EXHIBIT A




                                      NOTE




                                                              New York, New York

                                                                          ,   19


         For value received, Morrison Knudsen Corporation, [a Delaware] [an Ohio] corporation (the "Borrower"), promises to pay to the order of
                      (the "Bank"), for the account of its Applicable Lending Office, the unpaid principal amount of each Loan made by the Bank to the Borrower pursuant to the Credit Agreement referred to below on the last day of the Interest Period relating to such Loan. The Borrower promises to pay interest on the unpaid principal amount of each such Loan on the dates and at the rate or rates provided for in the Credit Agreement. All such payments of principal and interest shall be made in lawful money of the United States in Federal or other immediately available funds at the office of Morgan Guaranty Trust Company of New York, 60 Wall Street, New York, New York.

         All Loans made by the Bank, the respective types and maturities thereof and all repayments of the principal thereof shall be recorded by the Bank and, if the Bank so elects in connection with any transfer or enforcement hereof, appropriate notations to evidence the foregoing information with respect to each such Loan then outstanding may be endorsed by the Bank on the schedule attached hereto, or on a continuation of such schedule attached to and made a part hereof; provided that the failure of the Bank to make any such recordation or endorsement shall not affect the obligations of the Borrower hereunder or under the Credit Agreement.

         This note is one of the Notes referred to in the Credit Agreement dated as of March 31, 1994 among the Borrower, Morrison Knudsen Corporation, [a Delaware] [an Ohio] corporation, the banks listed on the signature pages thereof and Morgan Guaranty Trust Company of New York, as Agent (as the same may be amended from time to time, the

"Credit Agreement"). Terms defined in the Credit Agreement are used herein with the same meanings. Reference is made to the Credit Agreement for provisions for the prepayment hereof and the acceleration of the maturity hereof.


                                                 MORRISON KNUDSEN CORPORATION



                                                 By
                                                   --------------------------

                                                 Title:
                                                       ----------------------

                        LOANS AND PAYMENTS OF PRINCIPAL

- --------------------------------------------------------------------------------
                                        Amount of
            Amount of      Type of      Principal       Maturity       Notation
Date          Loan           Loan         Repaid          Date         Made By
- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------

                                                                       EXHIBIT B

                              EXTENSION AGREEMENT

Morrison Knudsen Corporation
   (a Delaware corporation)
[Address]

Morrison Knudsen Corporation
   (an Ohio corporation)
[Address]

Morgan Guaranty Trust Company
   of New York, as Agent
   under the Credit Agreement
   referred to below
60 Wall Street
New York, NY 10260

Gentlemen:

               The undersigned hereby agree to extend, effective [Extension Date], the Commitment and Termination Date of [Name of Bank] under the Credit Agreement dated as of March 31, 1994 among Morrison Knudsen Corporation, a Delaware corporation, Morrison Knudsen Corporation, an Ohio corporation, the Banks listed therein and Morgan Guaranty Trust Company of New York, as Agent (the "Credit Agreement") for one year to [date to which the Commitment and Termination Date are extended]. Terms defined in the Credit Agreement are used herein as therein defined,

               This Extension Agreement shall be construed in accordance with and governed by the law of the State of New York.

                                              MORGAN GUARANTY TRUST COMPANY
                                                OF NEW YORK


                                              By
                                                 ----------------------------
                                                Title:

                                              (NAME OF BANK]


                                               By
                                                 ----------------------------
                                                 Title:

Agreed and accepted:

MORRISON KNUDSEN CORPORATION
   (a Delaware corporation)


By
   ---------------------------
  Title:


MORRISON KNUDSEN CORPORATION
   (an Ohio corporation)


By
   ---------------------------
  Title:



MORGAN GUARANTY TRUST COMPANY
   OF NEW YORK, as Agent


By
   ---------------------------
  Title:

                                                                   EXHIBIT C



                       Form of Money Market Quote Request




                                                    [Date]




To:            Morgan Guaranty Trust Company of New York
                 (the "Agent")

From: Morrison Knudsen Corporation, (a Delaware] [an Ohio] corporation (the "Borrower")

Re:            Credit Agreement (the "Credit Agreement")
               dated as of                           , 1994 among the
               Borrower, the Banks listed on the signature pages thereof and the Agent


               We hereby give notice pursuant to Section 2.03 of the Credit Agreement that we request Money Market Quotes for the following proposed Money Market Borrowing(s):


Date of Borrowing:
                   --------------------------

Principal Amount*                   Interest Period
- -----------------                   ---------------

$


               Such Money Market Quotes should offer a Money Market [Margin] [Absolute Rate]. [The applicable base rate is the London Interbank Offered Rate.]



- -------------------------
       * Amount must be $3,000,000 or a larger multiple of $1,000,000.

      ** Not less than one month (LIBOR Auction) or not less than 30 days (Absolute Rate Auction), subject to the provisions of the definition of Interest Period.

               Terms used herein have the meanings assigned to them in the Credit Agreement.


                                          MORRISON KNUDSEN CORPORATION
                                            ([a Delaware] [an Ohio] corporation)



                                          By
                                            -----------------------------------
                                            Title:

                                                                   EXHIBIT D



                   Form of Invitation for Money Market Quotes




To:            [Name of Bank]

Re: Invitation for Money Market Quotes to Morrison Knudsen Corporation, [a Delaware] [an Ohio] corporation (the "Borrower")


               Pursuant to Section 2.03 of the Credit Agreement dated as of March 31, 1994 among the Borrower, Morrison Knudsen Corporation, [a Delaware] [an Ohio] corporation, the Banks parties thereto and the undersigned, as Agent, we are pleased on behalf of the Borrower to invite you to submit Money Market Quotes to the Borrower for the following proposed Money Market Borrowing(s):


Date of Borrowing:
                   ------------------------

Principal Amount                 Interest Period
- ----------------                 ---------------

$


               Such Money Market Quotes should offer a Money Market [Margin] [Absolute Rate]. [The applicable base rate is the London Interbank Offered Rate.]

               Please respond to this invitation by no later than [2:00 P.M.] [11:15 A.M.] (New York City time) on [date].


                                             MORGAN GUARANTY TRUST COMPANY
                                                OF NEW YORK


                                             By
                                               -------------------------------
                                               Authorized Officer

                                                                   EXHIBIT E



                           Form of Money Market Quote



To:            Morgan Guaranty Trust Company of New York, as Agent

Re: Money Market Quote to Morrison Knudsen Corporation, [a Delaware] [an Ohio] corporation (the "Borrower")


               In response to your invitation on behalf of the Borrower dated , 1994, we hereby make the following Money Market Quote on the following terms:

1.       Quoting Bank:

2.       Person to contact at Quoting Bank:

         ____________________________________________________________________

3.       Date of Borrowing: ____________________________________*

4. We hereby offer to make Money Market Loan(s) in the following principal amounts, for the following Interest Periods and at the following rates:

Principal         Interest              Money Market
Amount**          Period***             [Margin****]      [Absolute Rate*****]
- ---------         ---------             ------------      --------------------

$

$


         [Provided, that the aggregate principal amount of Money Market Loans
for which the above offers may be accepted shall not exceed $            .]**

- --------------
 * As specified in the related Invitation,

** Principal amount bid for each Interest Period may not exceed principal amount requested. Specify aggregate (notes continued on following page)

               We understand and agree that the offer(s) set forth above, subject to the satisfaction of the applicable conditions set forth in the Credit Agreement dated as of March 31, 1994 among the Borrower, Morrison Knudsen Corporation, [a Delaware] [an Ohio] corporation, the Banks listed on the signature pages thereof and yourselves, as Agent, irrevocably obligates us to make the Money Market Loan(s) for which any offer(s) are accepted, in whole or in part.

                                            Very truly yours,

                                            [NAME OF BANK]


Dated: ___________________________          By: ___________________________
                                                    Authorized Officer



- ---------------------------
limitation if the sum of the individual offers exceeds the amount the Bank is willing to lend. Bids must be made for $5,000,000 or a larger multiple of $1,000,000.

 *** Not less than one month or not less than 30 days, as specified in the related Invitation. No more than five bids are permitted for each Interest Period.

**** Margin over or under the London Interbank Offered Rate determined for the applicable Interest Period.  Specify
percentage (to the nearest 1/10,000 of 1%) and specify whether "PLUS" or "MINUS".
***** Specify rate of interest per annum (to the nearest 1/10,000th of 1%).

                                                                 EXHIBIT F



                                   OPINION OF
                            COUNSEL FOR THE BORROWER




To the Banks and the Agent
  Referred to Below
c/o Morgan Guaranty Trust Company
  of New York, as Agent
60 Wall Street
New York, New York 10260

Dear Sirs:

               We have acted as counsel for Morrison Knudsen Corporation, a Delaware corporation, and Morrison Knudsen Corporation, an Ohio corporation (the "Borrowers"), in connection with the Credit Agreement (the "Credit Agreement") dated as of March 31, 1994 among the Borrowers, the banks listed on the signature pages thereof and Morgan Guaranty Trust Company of New York, as Agent. Terms defined in the Credit Agreement are used herein as therein defined. This opinion is being rendered to you at the request of our clients pursuant to Section 3.01(b) of the Credit Agreement.

               We have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments and have conducted such other investigations of fact and law as we have deemed necessary or advisable for purposes of this opinion.

               Upon the basis of the foregoing, we are of the opinion that:

               1. Each Borrower is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation, and has all corporate powers and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted.

               2. The execution, delivery and performance by each Borrower of the Credit Agreement and its Notes are within its corporate powers, have been duly authorized by all necessary corporate action, require no action by or in respect of, or filing with, any governmental body, agency or official and do not contravene, or constitute a default under, any provision of applicable law or regulation or of the certificate of incorporation or by-laws of either Borrower or of any agreement, judgment, injunction, order, decree or other instrument binding upon the Company or any of its Consolidated Subsidiaries or result in the creation or imposition of any Lien on any asset of the Company or any of its Consolidated Subsidiaries.

           3. The Credit Agreement constitutes a valid and binding agreement of each Borrower and each Note of each Borrower constitutes a valid and binding obligation of such Borrower, in each case enforceable in accordance with its terms, except as the same may be limited by bankruptcy, insolvency or similar laws affecting creditors rights generally and by general principles of equity.

           4. There is no action, suit or proceeding pending against, or to the best of our knowledge threatened against or affecting, the Company or any of its Consolidated Subsidiaries before any court or arbitrator or any governmental body, agency or official, in which there is a reasonable possibility of an adverse decision which could materially adversely affect the business, consolidated financial position or consolidated results of operations of the Company and its Consolidated Subsidiaries, considered as a whole or which in any manner draws into question the validity of the Credit Agreement or the Notes.

           5. Each of the Borrower's Consolidated Subsidiaries is a corporation or other entity duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, and has all legal powers and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted.


                               Very truly yours,

                                                                   EXHIBIT G




                                   OPINION OF
                     DAVIS POLK & WARDWELL, SPECIAL COUNSEL
                                 FOR THE AGENT




To the Banks and the Agent
   Referred to Below
c/o Morgan Guaranty Trust Company
   of New York, as Agent
60 Wall Street
New York, New York 10260

Dear Sirs:

               We have participated in the preparation of the Credit Agreement (the "Credit Agreement") dated as of March 31, 1994 among Morrison Knudsen Corporation, a Delaware corporation, and Morrison Knudsen Corporation, an Ohio corporation (the "Borrowers"), the banks listed on the signature pages thereof (the "Banks") and Morgan Guaranty Trust Company of New York, as Agent (the "Agent"), and have acted as special counsel for the Agent for the purpose of rendering this opinion pursuant to Section 3.01(c) of the Credit Agreement. Terms defined in the Credit Agreement are used herein as therein defined.

               We have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments and have conducted such other investigations of fact and law as we have deemed necessary or advisable for purposes of this opinion.

               Upon the basis of the foregoing, we are of the opinion that:

               1. The execution, delivery and performance by the Company of the Credit Agreement and its Notes are within the Company's corporate powers and have been duly authorized by all necessary corporate action.

               2. The Credit Agreement constitutes a valid and binding agreement of each Borrower and each Note of each Borrower constitutes a valid and binding obligation of such

Borrower, in each case enforceable in accordance with its terms, except as the same may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and by general principles of equity.

               We are members of the Bar of the State of New York and the foregoing opinion is limited to the laws of the State of New York, the federal laws of the United States of America and the General Corporation Law of the State of Delaware. In giving the foregoing opinion, (i) we have assumed, without independent investigation, that the execution, delivery and performance by MK-Ohio of the Credit Agreement and its Notes are within its corporate power and have been duly authorized by all necessary corporate action and (ii) we express no opinion as to the effect (if any) of any law of any jurisdiction (except the State of New York) in which any Bank is located which limits the rate of interest that such Bank may charge or collect.

               We express no opinion as to the applicability (and, if applicable, the effect) of Section 548 of the United States Bankruptcy Code or any comparable provision of state law to the questions addressed above or the conclusions expressed with respect thereto.

               This opinion is rendered solely to you in connection with the above matter. This opinion may not be relied upon by you for any other purpose or relied upon by or furnished to any other person without our prior written consent.

                                                        Very truly yours,

                                                                  EXHIBIT H



                      ASSIGNMENT AND ASSUMPTION AGREEMENT




                      AGREEMENT dated as of            , 19   among [ASSIGNOR]
  (the "Assignor"), [ASSIGNEE] (the Assignee"), MORRISON KNUDSEN CORPORATION, a Delaware corporation (the "Company"), and MORGAN GUARANTY TRUST COMPANY OF NEW YORK, as Agent (the "Agent"),


                              W I T N E S S E T H


             WHEREAS, this Assignment and Assumption Agreement (the "Agreement") relates to the Credit Agreement dated as of ______________, 1994
among the Company, Morrison Knudsen Corporation,            a Delaware
Corporation, Morrison Knudsen Corporation,            an Ohio Corporation,
the Assignor and the other Banks party thereto, as Banks, and the Agent
(the "Credit Agreement");

             WHEREAS, as provided under the Credit Agreement, the Assignor has a Commitment to make Loans to the Borrowers in an aggregate principal amount at any time outstanding not to exceed $__________;

             WHEREAS, Committed Loans made to the Borrowers by the Assignor under the Credit Agreement in the aggregate principal amount of $_________ are outstanding at the date hereof; and

             WHEREAS, the Assignor proposes to assign to the Assignee all of the rights of the Assignor under the Credit Agreement in respect of a portion of its Commitment thereunder in an amount equal to $______________ (the "Assigned Amount"), together with a corresponding portion of its outstanding Committed Loans, and the Assignee proposes to accept assignment of such rights and assume the corresponding obligations from the Assignor on such terms;

             NOW, THEREFORE, in consideration of the foregoing and the mutual agreements contained herein, the parties hereto agree as follows:

             SECTION 1. Definitions. All capitalized terms not otherwise defined herein shall have the respective meanings set forth in the Credit Agreement.

               SECTION 2. Assignment. The Assignor hereby assigns and sells to the Assignee all of the rights of the Assignor under the Credit Agreement to the extent of the Assigned Amount, and the Assignee hereby accepts such assignment from the Assignor and assumes all of the obligations of the Assignor under the Credit Agreement to the extent of the Assigned Amount, including the purchase from the Assignor of the corresponding portion of the principal amount of the Committed Loans made by the Assignor outstanding at the date hereof. Upon the execution and delivery hereof by the Assignor, the Assignee, the Company and the Agent and the payment of the amounts specified in Section 3 required to be paid on the date hereof (i) the Assignee shall, as of the date hereof, succeed to the rights and be obligated to perform the obligations of a Bank under the Credit Agreement with a Commitment in an amount equal to the Assigned Amount, and (ii) the Commitment of the Assignor shall, as of the date hereof, be reduced by a like amount and the Assignor released from its obligations under the Credit Agreement to the extent such obligations have been assumed by the Assignee. The assignment provided for herein shall be without recourse to the Assignor.

               SECTION 3. Payments. As consideration for the assignment and sale contemplated in Section 2 hereof, the Assignee shall pay to the Assignor on the date hereof in Federal funds the amount heretofore agreed between them.* It is understood that commitment and/or facility fees accrued to the date hereof are for the account of the Assignor and such fees accruing from and including the date hereof are for the account of the Assignee. Each of the Assignor and the Assignee hereby agrees that if it receives any amount under the Credit Agreement which is for the account of the other party hereto, it shall receive the same for the account of such other party to the extent of such other party's interest therein and shall promptly pay the same to such other party.

               SECTION 4. Consent of the Company and the Agent. This Agreement is conditioned upon the consent of the Company and the Agent pursuant to
Section 11.06(c) of the Credit Agreement. The execution of this Agreement by the Company and the Agent is evidence of this consent.


- -----------------
               * Amount should combine principal together with accrued interest and breakage compensation, if any, to be paid by the Assignee, net of any portion of any upfront fee to be paid by the Assignor to the Assignee. It may be preferable in an appropriate case to specify these amounts generically or by formula rather than as a fixed sum.

               SECTION 5. Non-Reliance on Assignor. The Assignor makes no representation or warranty in connection with, and shall have no responsibility with respect to, the solvency, financial condition, or statements of the Borrowers, or the validity and enforceability of the obligations of the Borrowers in respect of the Credit Agreement or any Note. The Assignee acknowledges that it has, independently and without reliance on the Assignor, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and will continue to be responsible for making its own independent appraisal of the business, affairs and financial condition of the Borrower.

               SECTION 6. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

               SECTION 7. Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

               IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered by their duly authorized officers as of the date first above written.


                                                [ASSIGNOR]


                                                By
                                                   ---------------------------
                                                   Title:


                                                [ASSIGNEE]


                                                By
                                                   ---------------------------
                                                   Title:


                                                MORRISON KNUDSEN CORPORATION
                                                  (a Delaware corporation)



                                                By
                                                   ---------------------------
                                                   Title:

                                               MORGAN GUARANTY TRUST COMPANY
                                                   OF NEW YORK


                                               By
                                                  ----------------------------
                                                  Title:

                                                              CONFORMED COPY




                      AMENDMENT NO. 1 TO CREDIT AGREEMENT

                                  dated as of

                                 June 30, 1994


                                     among


                         Morrison Knudsen Corporation,
                            a Delaware Corporation,

                         Morrison Knudsen Corporation,
                              an Ohio Corporation,

                            The Banks Listed Herein

                                      and

                     Morgan Guaranty Trust Company of New
                                York, as Agent

                      AMENDMENT NO. 1 TO CREDIT AGREEMENT




               AMENDMENT dated as of June 30, 1994 among MORRISON KNUDSEN CORPORATION, a Delaware Corporation, MORRISON KNUDSEN CORPORATION, an Ohio Corporation (the "Borrowers"), the BANKS listed on the signature pages hereof (the "Banks") and MORGAN GUARANTY TRUST COMPANY OF NEW YORK, as Agent (the "Agent").


                              W I T N E S S E T H:


               WHEREAS, the parties hereto have heretofore entered into a Credit Agreement dated as of March 31, 1994 (the "Agreement"); and

               WHEREAS, the parties hereto desire to amend the Agreement as set forth below;

               NOW, THEREFORE, the parties hereto agree as follows:

               SECTION 1. Definitions; References. Unless otherwise specifically defined herein, each term used herein which is defined in the Agreement shall have the meaning assigned to such term in the Agreement. Each reference to "hereof", "hereunder", "herein" and "hereby" and each other similar reference and each reference to "this Agreement" and each other similar reference contained in the Agreement shall from and after the date hereof refer to the Agreement as amended hereby.

               SECTION 2. Amendment of Section 5.10 of the Agreement. For purposes of Section 5.10 of the Agreement, Consolidated Adjusted EBIT shall be calculated without giving effect to the non-recurring charges to income for the quarter ended June 30, 1994 in the aggregate pre-tax amount of $92,022,000 announced by the Company on July 19, 1994.

               SECTION 3. Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of New York.

               SECTION 4. Counterparts; Effectiveness. This Amendment may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Amendment shall become effective as of the date hereof when the Agent shall have received duly executed counterparts hereof signed by the Borrowers and the Required Banks (or, in the case of any party as to which an executed counterpart shall not have been received, the Agent shall have received telegraphic, telex or other written confirmation from such party of execution of a counterpart hereof by such party).

               IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.


                                             MORRISON KNUDSEN CORPORATION
                                               (a Delaware Corporation)



                                             By /s/ Douglas L. Brigham
                                                -------------------------------
                                                Title: Treasurer

                                             By /s/ James F. Cleary
                                                -------------------------------
                                                Title: Vice President
                                                       Finance & Planning


                                             MORRISON KNUDSEN CORPORATION
                                                (an Ohio Corporation)


                                             By /s/ Douglas L. Brigham
                                                -------------------------------
                                                Title: Treasurer

                                             By /s/ James F. Cleary
                                                -------------------------------
                                                Title: Vice President
                                                       Finance & Planning

                                              MORGAN GUARANTY TRUST COMPANY
                                                  OF NEW YORK



                                              By /s/ Robert Bottamedi
                                                 ------------------------------
                                                 Title: Vice President


                                              J.P. MORGAN DELAWARE



                                              By /s/ Philip S, Detjens
                                                 ------------------------------
                                                 Title: Vice President


                                              BANK OF AMERICA NATIONAL TRUST
                                                  AND SAVINGS ASSOCIATION



                                              By /s/ Richard J. Cerf
                                                 ------------------------------
                                                 Title: Vice President


                                              CONTINENTAL BANK



                                              By /s/ Elizabeth M. Nolan
                                                 ------------------------------
                                                 Title: Vice President


                                              DEUTSCHE BANK AG,
                                                LOS ANGELES BRANCH AND/OR
                                                CAYMAN ISLANDS BRANCH



                                              By /s/ Steven N. Warden
                                                 ------------------------------
                                                 Title: Director


                                              By /s/ J. Scott Jessup
                                                 ------------------------------
                                                 Title: Vice President

                                                SOCIETY NATIONAL BANK



                                                By /s/ Janice M. Cook
                                                   ----------------------------
                                                   Title: Vice President


                                                NATIONAL WESTMINSTER BANK PLC


                                                By /s/ Michael E. Keating
                                                   ----------------------------
                                                   Title: Vice President




                                                MORGAN GUARANTY TRUST COMPANY
                                                   OF NEW YORK, as Agent



                                                By /s/ Robert Bottamedi
                                                   ----------------------------
                                                   Title: Vice President

                      AMENDMENT NO. 2 TO CREDIT AGREEMENT




               AMENDMENT dated as of November 30, 1994 among MORRISON KNUDSEN CORPORATION, a Delaware Corporation, MORRISON KNUDSEN CORPORATION, an Ohio Corporation (the "Borrowers"), the BANKS listed on the signature pages hereof (the "Banks") and MORGAN GUARANTY TRUST COMPANY OF NEW YORK, as Agent (the "Agent").


                              W I T N E S S E T H :


               WHEREAS, the parties hereto have heretofore entered into a Credit Agreement dated as of March 31, 1994 (as heretofore amended, the "Agreement"); and

               WHEREAS, the parties hereto desire to amend the Agreement as set forth below;

               NOW, THEREFORE, the parties hereto agree as follows:

               SECTION 1. Definitions: References. Unless otherwise specifically defined herein, each term used herein which is defined in the Agreement shall have the meaning assigned to such term in the Agreement. Each reference to "hereof", "hereunder", "herein" and "hereby" and each other similar reference and each reference to "this Agreement" and each other similar reference contained in the Agreement shall from and after the data hereof refer to the Agreement as amended hereby.

               SECTION 2. Amendment of Section 5.11 of the Agreement. The date "January 1, 1992" in Section 5.11 of the Agreement is hereby changed to "January 1, 1995".

               SECTION 3. Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of New York.

               SECTION 4. Counterparts; Effectiveness. This Amendment may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instruments. This Amendment shall become effective as of the date hereof when the Agent shall have received duly executed counterparts hereof signed by the Borrowers and the Required Banks (or, in the case of any party as to which an executed counterpart shall not have been received, the Agent shall have received telegraphic, telex or other written confirmation from such party of execution of a counterpart hereof by such party).

                 IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.


                                    MORRISON KNUDSEN CORPORATION
                                      (a Delaware Corporation)


                                    By /s/ D.L. BRIGHAM
                                      --------------------------------------
                                      Title:

                                    MORRISON KNUDSEN CORPORATION
                                      (an Ohio Corporation)

                                    By /s/ D.L. BRIGHAM
                                      --------------------------------------
                                      Title:

                                    MORGAN GUARANTY TRUST COMPANY
                                      OF NEW YORK


                                    By
                                      --------------------------------------
                                       Title:

                                    J.P. MORGAN DELAWARE


                                    By
                                      --------------------------------------
                                      Title:


                                    BANK OF AMERICA NATIONAL TRUST
                                      AND SAVINGS ASSOCIATION

                                    By
                                      --------------------------------------
                                      Title:

counterpart shall not have been received, the Agent shall have received telegraphic, telex or other written confirmation from such party of execution of a counterpart hereof by such party).

                 IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.


                                    MORRISON KNUDSEN CORPORATION
                                      (a Delaware Corporation)


                                    By
                                      --------------------------------------
                                      Title:

                                    MORRISON KNUDSEN CORPORATION
                                      (an Ohio Corporation)

                                    By
                                      --------------------------------------
                                      Title:

                                    MORGAN GUARANTY TRUST COMPANY
                                      OF NEW YORK


                                    By /s/ DAVID T. ELLIS
                                      --------------------------------------
                                       David T. Ellis
                                       Title: Vice President

                                    J.P. MORGAN DELAWARE


                                    By
                                      --------------------------------------
                                      Title:


                                    BANK OF AMERICA NATIONAL TRUST
                                      AND SAVINGS ASSOCIATION

                                    By
                                      --------------------------------------
                                      Title:

counterpart shall not have been received, the Agent shall have received telegraphic, telex or other written confirmation from such party of execution of a counterpart hereof by such party).

                 IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.


                                    MORRISON KNUDSEN CORPORATION
                                      (a Delaware Corporation)


                                    By
                                      --------------------------------------
                                      Title:

                                    MORRISON KNUDSEN CORPORATION
                                      (an Ohio Corporation)

                                    By
                                      --------------------------------------
                                      Title:

                                    MORGAN GUARANTY TRUST COMPANY
                                      OF NEW YORK


                                    By
                                      --------------------------------------
                                       Title:

                                    J.P. MORGAN DELAWARE


                                    By
                                      --------------------------------------
                                      Title:


                                    BANK OF AMERICA NATIONAL TRUST
                                      AND SAVINGS ASSOCIATION

                                    By /s/ RICHARD J. CERF
                                      --------------------------------------
                                      Title: Vice President

                                    CONTINENTAL BANK


                                    By
                                      ------------------------------------
                                      Title:

                                    DEUTSCHE BANK AG,
                                      LOS ANGELES BRANCH AND/OR
                                      CAYMAN ISLANDS BRANCH


                                    By
                                      ------------------------------------
                                        Title:

                                    By
                                      ------------------------------------
                                        Title:


                                    SOCIETY NATIONAL BANK


                                    By
                                      ------------------------------------
                                      Title:


                                    NATIONAL WESTMINSTER BANK PLC


                                    BY /s/ MICHAEL E. KEATING
                                      ------------------------------------
                                      Title: Vice President


                                    MORGAN GUARANTY TRUST COMPANY
                                         OF NEW YORK, as Agent


                                    By
                                      ------------------------------------
                                       Title:

                                    CONTINENTAL BANK


                                    By
                                      ------------------------------------
                                      Title:

                                    DEUTSCHE BANK AG,
                                      LOS ANGELES BRANCH AND/OR
                                      CAYMAN ISLANDS BRANCH


                                    By
                                      ------------------------------------
                                        Title:

                                    By
                                      ------------------------------------
                                        Title:


                                    SOCIETY NATIONAL BANK


                                    By
                                      ------------------------------------
                                      Title:


                                    NATIONAL WESTMINSTER BANK PLC


                                    BY
                                      ------------------------------------
                                      Title:


                                    MORGAN GUARANTY TRUST COMPANY
                                         OF NEW YORK, as Agent


                                    By /s/ DAVID T. ELLIS
                                      ------------------------------------
                                       David T. Ellis
                                       Title: Vice President

                                    MELLON BANK, N.A.


                                    By /s/ UNREADABLE SIGNATURE
                                      ------------------------------------
                                      Title: First Vice President

                                    DEUTSCHE BANK AG,
                                      LOS ANGELES BRANCH AND/OR
                                      CAYMAN ISLANDS BRANCH


                                    By
                                      ------------------------------------
                                        Title:

                                    By
                                      ------------------------------------
                                        Title:


                                    SOCIETY NATIONAL BANK


                                    By
                                      ------------------------------------
                                      Title:


                                    NATIONAL WESTMINSTER BANK PLC


                                    BY
                                      ------------------------------------
                                      Title:


                                    MORGAN GUARANTY TRUST COMPANY
                                         OF NEW YORK, as Agent


                                    By
                                      ------------------------------------
                                       Title:

                      ASSIGNMENT AND ASSUMPTION AGREEMENT



        AGREEMENT dated as of December, 1994 among BANK OF AMERICA ILLINOIS, successor in interest to Continental Bank N.A. (the "Assignor"), MELLON BANK, N.A. (the "Assignee"), MORRISON KNUDSEN CORPORATION, a Delaware corporation (the "Company"), MORRISON KNUDSEN CORPORATION, an Ohio Corporation, and MORGAN GUARANTY TRUST COMPANY OF NEW YORK, as Agent (the "Agent").


                              W I T N E S S E T H


               WHEREAS, this Assignment and Assumption Agreement (the "Agreement") relates to the Credit Agreement dated as of March 31, 1994 as amended among the Company, Morrison Knudsen Corporation, a Delaware Corporation, Morrison Knudsen Corporation, an Ohio Corporation, the Assignor and the other Banks party thereto, as Banks, and the Agent (the "Credit Agreement");

               WHEREAS, as provided under the Credit Agreement, the Assignor has a Commitment to make Loans to the Borrowers in an aggregate principal amount at any time outstanding not to exceed $25,000,000;

               WHEREAS, Committed Loans made to the Borrowers by the Assignor under the Credit Agreement in the aggregate principal amount of $25,000,000 are outstanding at the date hereof; and

               WHEREAS, the Assignor proposes to assign to the Assignee all of the rights of the Assignor under the Credit Agreement in respect of a portion of its Commitment thereunder in an amount equal to $25,000,000 (the "Assigned Amount"), together with a corresponding portion of its outstanding Committed Loans, and the Assignee proposes to accept assignment of such rights and assume the corresponding obligations from the Assignor on such terms;

               NOW, THEREFORE, in consideration of the foregoing and the mutual agreements contained herein, the parties hereto agree as follows:

               SECTION 1, Definitions, All capitalized terms not otherwise defined herein shall have the respective meanings set forth in the Credit Agreement.

               SECTION 2. Assignment. The Assignor hereby assigns and sells to the Assignee all of the rights of the Assignor under the Credit Agreement to the extent of the Assigned Amount, and the Assignee hereby accepts such assignment from the Assignor and assumes all of the obligations of the Assignor under the Credit Agreement to the extent of the Assigned Amount, including the purchase from the Assignor of the corresponding portion of the principal amount of the Committed Loans made by the Assignor outstanding at the date hereof. Upon the execution and delivery hereof by the Assignor, the Assignee, the Company and the Agent and the payment of the amounts specified in Section 3 required to be paid on the date hereof (i) the Assignee shall, as of the date hereof, succeed to the rights and be obligated to perform the obligations of a Bank under the Credit Agreement with a Commitment in an amount equal to the Assigned Amount, and (ii) the Commitment of the Assignor shall, as of the date hereof, be reduced by a like amount and the Assignor released from its obligations under the Credit Agreement to the extent such obligations have been assumed by the Assignee, The assignment provided for herein shall be without recourse to the Assignor.

        SECTION 3. Payments, As consideration for the assignment and sale contemplated in Section 2 hereof, the Assignee shall pay to the Assignor on the date hereof in Federal funds the amount heretofore agreed between them.* It is understood that commitment and/or facility fees accrued to the date hereof are for the account of the Assignor and such fees accruing from and including the date hereof are for the account of the Assignee, Each of the Assignor and the Assignee hereby agrees that if it receives any amount under the Credit Agreement which is for the account of the other party hereto, it shall receive the same for the account of such other party to the extent of such other party's interest therein and shall promptly pay the same to such other party.

        SECTION 4. Consent of the Company and the Agent. This Agreement is conditioned upon the consent of the Company and the Agent pursuant to Section 11.06(c) of the Credit Agreement. The execution of this Agreement by the Company and the Agent is evidence of this consent.

        SECTION 5. Non-Reliance on Assignor, The Assignor makes no representation or warranty in connection with, and shall have no responsibility with respect to, the solvency, financial condition, or statements of the Borrowers, or the validity and enforceability of the obligations of the Borrowers in respect of the Credit Agreement or any Note. The Assignee acknowledges that it has, independently and without reliance on the Assignor, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and will continue to be responsible for
- ------------------

        * Amount should combine principal together with accrued interest and breakage compensation, if any, to be paid by the Assignee, net of any portion of any upfront fee to be paid by the Assignor to the Assignee. It may be preferable in an appropriate case to specify these amounts generically or by formula rather than as a fixed sum.

Making its own independent appraisal of the business, affairs and financial condition of the Borrower,

               SECTION 6. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York,

               SECTION 7. Counterparts, This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

               IN WITNESS WHEREOF,, the parties have caused this Agreement to be executed and delivered by their duly authorized officers as of the date first above written.



                                    BANK OF AMERICA ILLINOIS,
                                    as successor in interest to
                                    Continental Bank N.A.



                                    By /s/ MICHAEL J. DASHER
                                      ------------------------------------
                                       Title: Vice President


                                    MELLON BANK, N.A.


                                    By /s/ [unreadable signature]
                                      ------------------------------------
                                      Title: First Vice President


                                    MORRISON KNUDSEN CORPORATION
                                    (a Delaware corporation)


                                    By /s/ D.L. BRIGHAM
                                      ------------------------------------
                                      Title: VP & Treasurer


                                    MORRISON KNUDSEN CORPORATION
                                       (an Ohio corporation)


                                    By /s/ D.L. BRIGHAM
                                      ------------------------------------
                                      Title: VP & Treasurer

                                    MORGAN GUARANTY TRUST COMPANY
                                         OF NEW YORK


                                    By /s/ [unreadable signature]
                                      -----------------------------------
                                       Title: